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                                                                  EXECUTION COPY

                                                                    Exhibit 10.2

                           LOAN AND SECURITY AGREEMENT

                           Receivables Credit Facility

                  provided by TEXTRON FINANCIAL CORPORATION to

                           SILVERLEAF FINANCE II, INC.

                             As of December 19, 2003

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                                TABLE OF CONTENTS

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Section 1.     DEFINITION OF TERMS...........................................................................       1

Section 2.     THE LOAN......................................................................................       1

      2.1      Loan..........................................................................................       1

      2.2      Interest Payment..............................................................................       2

      2.3      Increased Costs...............................................................................       2

      2.4      Application of Available Funds................................................................       2

      2.5      Payments......................................................................................       5

Section 3.     COLLATERAL....................................................................................       6

      3.1      Grant of Security Interest....................................................................       6

      3.2      Additional Receivables; Purchase of Defective Receivables.....................................       6

      3.3      Financing Statements..........................................................................       9

      3.4      Location of Collateral........................................................................       9

      3.5      Insurance and Protection of Collateral........................................................       9

      3.6      Protection of Collateral; Reimbursement.......................................................      10

Section 4.     CONDITIONS PRECEDENT TO THE CLOSING AND FUNDING PROCEDURE.....................................      10

       4.1     Conditions Precedent..........................................................................      10

Section 5.     PROGRAM RESERVE ACCOUNT; SERVICING............................................................      16

       5.1     Program Reserve Account.......................................................................      16

       5.2     Designation of Master Servicer................................................................      17

       5.3     Duties of the Master Servicer.................................................................      18

       5.4     Right to Receive Instructions.................................................................      19

       5.5     No Duties Except as Specified in this Loan Agreement or in Instructions.......................      19

       5.6     Compensation Expenditure of Funds.............................................................      19

       5.7     Reliance; Advice of Counsel...................................................................      20

       5.8     Administrative Agent; Advice of Counsel.......................................................      20

       5.9     Merger, Consolidation.........................................................................      20

Section 6.       GENERAL REPRESENTATIONS AND WARRANTIES......................................................      21

       6.1     Eligible Receivable...........................................................................      21

       6.2     Organization, Standing, Qualification.........................................................      21
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       6.3     Authorization, Enforceability, No Conflict, Etc...............................................      21

       6.4     Financial Statements and Business Condition; Solvency.........................................      23

       6.5     Taxes.........................................................................................      23

       6.6     Title to Properties; Prior Liens..............................................................      24

       6.7     Subsidiaries, Affiliates and Capital Structure................................................      24

       6.8     Litigation, Proceedings, Etc..................................................................      24

       6.9     True and Complete Disclosure..................................................................      24

       6.10    Use of Proceeds; Margin Stock.................................................................      25

       6.11    No Defaults...................................................................................      25

       6.12    Compliance with Law; Licenses, Etc............................................................      25

       6.13    Restrictions of SPV...........................................................................      26

       6.14    Broker's Fees.................................................................................      26

       6.15    Deferred Compensation Plans...................................................................      26

       6.16    Employees.....................................................................................      26

       6.17    Reservation System............................................................................      26

       6.18    Timeshare Documents and Reports...............................................................      27

       6.19    Operating Contracts...........................................................................      27

       6.20    Tax Identification Numbers....................................................................      27

       6.21    True Sales....................................................................................      27

       6.22    Account Information...........................................................................      27

       6.23    Interest in Real Property.....................................................................      27

       6.24    Perfection Representations and Warranties.....................................................      28

       6.25    Lines of Business.............................................................................      29

       6.26    Investment Company Act........................................................................      29

       6.27    Continuation and Investigation................................................................      29

       6.28    Seismic Exposure..............................................................................      29

       6.29    Condemnation..................................................................................      29

       6.30    Flood Zone....................................................................................      29

Section 7.     COVENANTS.....................................................................................      29
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       7.1     Payment and Performance of Obligations........................................................      29

       7.2     Maintenance of Existence, Qualification and Assets............................................      30

       7.3     Consolidation and Merger......................................................................      30

       7.4     Payment of Liabilities, Taxes and Claims......................................................      30

       7.5     Inspections...................................................................................      30

       7.6     Reporting Requirements........................................................................      31

       7.7     Records.......................................................................................      35

       7.8     FICA..........................................................................................      35

       7.9     Other Documents...............................................................................      35

       7.10    Further Assurances; Financing Statements......................................................      36

       7.11    Expenses and Closing Fees.....................................................................      36

       7.12    Indemnification...............................................................................      37

       7.13    Servicing.....................................................................................      39

       7.14    Use of Name...................................................................................      40

       7.15    Limitation on Other Debt/Further Encumbrances.................................................      40

       7.16    Restrictions on Transfers.....................................................................      40

       7.17    Transactions with Affiliates..................................................................      41

       7.18    Restrictive Covenants.........................................................................      41

       7.19    Subordinated Obligations......................................................................      41

       7.20    Collateral; No Modifications..................................................................      41

       7.21    [Reserved.]...................................................................................      42

       7.22    Limitations on Modifications, Waivers and Extensions of Loan Documents........................      42

       7.23    Servicing.....................................................................................      42

       7.24    True and Complete Disclosure..................................................................      42

       7.25    Restrictions on Income and Accounts...........................................................      42

       7.26    Payment Instructions to Purchasers............................................................      42

       7.27    [Reserved.]...................................................................................      43

       7.28     True Sales...................................................................................      43
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       7.29    Restrictions on Actions Affecting Rights......................................................      43

       7.30    Offices and Records...........................................................................      43

       7.31    Maintenance of Licenses.......................................................................      43

       7.32    Breakage Costs................................................................................      44

       7.33    Separate Corporate Existence..................................................................      44

       7.34    Lines of Business.............................................................................      45

       7.35    Recordations and Endorsements.................................................................      45

       7.36    Demand Note...................................................................................      45

       7.37    Limitation on Distributions...................................................................      46

       7.38    UCC Filings...................................................................................      46

Section 8.     EVENTS OF DEFAULT.............................................................................      46

       8.1     Nature of Events..............................................................................      46

Section 9.     REMEDIES......................................................................................      49

       9.1     Remedies Upon Default.........................................................................      49

       9.2     Notice of Sale................................................................................      50

       9.3     Application of Collateral; Termination of Agreements..........................................      51

       9.4     Rights of TFC Regarding Collateral............................................................      51

       9.5     Delegation of Duties and Rights...............................................................      51

       9.6     TFC Not in Control............................................................................      51

       9.7     Waivers.......................................................................................      51

       9.8     Cumulative Rights.............................................................................      52

       9.9     Expenditures by TFC...........................................................................      52

       9.10    Diminution in Value of Collateral.............................................................      52

Section 10.      CERTAIN RIGHTS OF TFC.......................................................................      52

       10.1    Protection of Collateral......................................................................      52

       10.2    Performance by TFC............................................................................      52

       10.3    No Liability of TFC...........................................................................      53

       10.4    Right to Defend Action Affecting Security.....................................................      53

       10.5    Expenses......................................................................................      53
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       10.6    Right of Set-Off..............................................................................      53

       10.7    No Waiver.....................................................................................      54

       10.8    Right of TFC to Extend Time of Payment, Substitute, Release Security, Etc.....................      54

       10.9    Assignment of TFC's Interest..................................................................      54

       10.10   Notice to Purchaser...........................................................................      55

       10.11   Collection of Pledged Receivables.............................................................      55

       10.12   Power of Attorney.............................................................................      55

       10.13   Relief from Automatic Stay, etc...............................................................      56

Section 11.    TERM OF AGREEMENT.............................................................................      56

Section 12.    MISCELLANEOUS.................................................................................      56

       12.1    Notices.......................................................................................      56

       12.2    Survival......................................................................................      58

       12.3    Governing Law.................................................................................      58

       12.4    Limitation on Interest........................................................................      58

       12.5    Invalid Provisions............................................................................      58

       12.6    Successors and Assigns........................................................................      59

       12.7    Amendment.....................................................................................      59

       12.8    Counterparts; Effectiveness...................................................................      59

       12.9    TFC Not a Fiduciary...........................................................................      59

       12.10   Return of Receivables.........................................................................      60

       12.11   Accounting Principles.........................................................................      60

       12.12   Total Agreement...............................................................................      60

       12.13   Litigation....................................................................................      60

       12.14   Incorporation of Exhibits.....................................................................      61

       12.15   Consent to Advertising and Publicity of Timeshare Documents...................................      61

       12.16   Directly or Indirectly........................................................................      61

       12.17   Headings......................................................................................      61

       12.18   Gender........................................................................................      61
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       12.19   No Duty.......................................................................................      61

       12.20   Reimbursement for Taxes Expenses..............................................................      61

       12.21   Submissions...................................................................................      62

       12.22   Investigations and Inquiries..................................................................      62

       12.23   Sale of Interests in Loan.....................................................................      62

       12.24   Expansion of Program..........................................................................      62
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SCHEDULE I     DEFINED TERMS

SCHEDULE II    EXECUTIVE MANAGEMENT OF DEVELOPER

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                                TABLE OF EXHIBITS

EXHIBIT A       LIST OF APPLICABLE CROSS EASEMENT AGREEMENTS

EXHIBIT B       LIST OF APPLICABLE UNDERLYING DECLARATIONS

EXHIBIT C       ASSIGNMENT OF PLEDGED RECEIVABLES AND TIMESHARE MORTGAGES

EXHIBIT D       LOCKBOX AND COLLECTION ACCOUNTS

EXHIBIT E       PERMITTED LIENS

EXHIBIT F       LEGAL DESCRIPTION OF RESORTS

EXHIBIT G       TIMESHARE DOCUMENTS

EXHIBIT H       PENDING LITIGATION

EXHIBIT I       DEVELOPER AND TFC CREDIT POLICIES

EXHIBIT J       AFFILIATED PARTIES

EXHIBIT K       OPERATING CONTRACTS

EXHIBIT L       FORM OF LEGAL OPINION

EXHIBIT M       DEFERRED COMPENSATION PLAN

EXHIBIT N       LIST OF COLLATERAL DOCUMENTS REQUIRED FOR EACH PLEDGED
                RECEIVABLE

EXHIBIT O       LIST OF SUBORDINATED LOANS

EXHIBIT P       FORM OF BAILEE AGREEMENT

EXHIBIT Q       RESERVE PLAN

                                      vii

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                           LOAN AND SECURITY AGREEMENT

         This LOAN AND SECURITY AGREEMENT (the "Loan Agreement") is made and entered into as of December 19, 2003, by and among SILVERLEAF FINANCE II, INC., a Delaware corporation ("SPV"), and TEXTRON FINANCIAL CORPORATION, a Delaware corporation ("TFC").

         A. Developer has established timeshare Resorts in which Purchasers of Timeshares receive certain rights. Developer is in the business of selling Timeshares at Resorts as more particularly described herein.

         B. SPV is in the business of acquiring Receivables from Developer.

         C. SPV desires TFC to extend a secured receivables loan to SPV, all in accordance with the terms of this Loan Agreement.

         D. TFC has agreed to advance funds under the Loan Documents secured by a security interest in certain Pledged Receivables and an assignment of the related Timeshare Mortgages.

         E. In order to fund its obligations under this Loan Agreement, TFC intends to securitize the Loan, and in connection therewith to convey (directly or indirectly) its rights thereunder to investors ("Investors") and to grant certain rights and privileges to the Administrative Agent for the benefit of the Secured Parties. SPV understands TFC's willingness to enter into this Loan Agreement is conditioned on its ability to affect such securitization and the provisions of this Loan Agreement.

         NOW, THEREFORE in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties to this Loan Agreement, intending to be legally bound, hereby agree as follows:

SECTION 1.        DEFINITION OF TERMS

         (a) The capitalized terms used in this Loan Agreement are defined in Schedule I hereto. The definitions include the singular and plural forms of the terms defined.

         (b) All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the Code of the State of New York, and not specifically defined herein, are used herein as defined in such Article 9. All hourly references herein shall refer to New York time. Except as otherwise indicated, all agreements defined in this Loan Agreement refer to the same as from time to time amended or supplemented or as the terms of such agreements are waived or modified in accordance with their terms.

SECTION 2.        THE LOAN

         2.1 Loan. Upon the terms and subject to the conditions set forth in this Loan Agreement, including satisfaction of the conditions precedent in
Section 4, TFC shall make a

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single advance (the "Loan") to SPV on or before December 23, 2003 (which date shall be determined by mutual agreement of TFC and SPV) in a principal amount equal to the lesser of (x) $66,380,808.54 or (y) the Advance Amount then in effect. At the request of SPV, proceeds of the Loan will be disbursed by TFC to pay the purchase price of the Receivables acquired by SPV from Developer and to make advances and to pay dividends to Developer. Amounts repaid in respect of the Loan may not be reborrowed.

         2.2 Interest Payment. The aggregate principal amount of the Loan which is outstanding from time to time shall bear interest at a rate equal to the Applicable Interest Rate or, at TFC's election and sole discretion after the occurrence of an Event of Default or the Maturity Date, at the Applicable Default Rate. Such interest shall be payable in arrears on each Payment Date in respect of the immediately preceding Settlement Period or, after the occurrence of an Event of Default and after the Maturity Date, upon demand. Any payment received by TFC later than 12 noon (New York City time) on any Business Day shall be deemed to have been received on the next Business Day.

         2.3 Increased Costs. If at any time there shall be any increase in the cost to TFC of agreeing to make, making or funding the Loan (including, without limitation, any increase in the cost due to any changes in any law, regulation, accounting rule or principle applicable to TFC, Trust or any other party to the Securitization Facility Documents or any increase yield required to be paid by the Trust to the Investors under the Securitization Facility Documents in connection with a renewal of commitments thereunder), by a rate of more than 0.50% per annum, then SPV shall from time to time, upon demand by TFC pay additional amounts sufficient to compensate TFC for the portion of such increased costs that exceed 0.50% per annum. In determining any amount provided for in this section, TFC shall use the Allocation Methodology. TFC shall submit to SPV a certificate as to such additional or increased costs or reduction, which certificate shall be conclusive absent demonstrable error.

         2.4      Application of Available Funds.

         (a) SPV (or the Subservicer on its behalf) shall direct or otherwise cause the Purchasers obligated on the Pledged Receivables (other than Purchasers paying by means of credit cards) to mail or deposit by electronic means all Collections due thereunder to a Lockbox Account, or as otherwise required by the Administrative Agent. If, notwithstanding such instructions, any such Collections are delivered to SPV or the Subservicer, and to the extent Collections paid by means of credit cards are delivered to SPV or the Subservicer, SPV shall (or shall cause the Subservicer to) deposit such Collections into the Collection Account within one Business Day following the receipt. No less frequently than once a week, all Available Funds held by an Account Agent will be paid to TFC, pursuant to the applicable Blocked Account Agreement, for deposit in the Collection Account.

         (b) In the event SPV receives any payments on any of the Pledged Receivables directly from or on behalf of the related Purchasers, SPV shall receive all such payments in trust for the sole and exclusive benefit of TFC; and SPV shall deliver to the Account Agent all such payments (in the form so received by SPV) within one Business Day, unless the Administrative Agent shall have notified SPV to deliver such payments elsewhere, in which event all such payments (in the form received) shall be endorsed by SPV to the Administrative Agent and

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delivered to such account as the Administrative Agent shall specify within one Business Day of SPV's receipt thereof.

         (c) Prior to each Payment Date and with respect to the immediately preceding Settlement Period, the Master Servicer shall determine the following amounts:

                  (i) an aggregate amount (the "Securitization Amount") of the Available Funds for such Settlement Period that was applied to Parallel Claims under the terms of the Securitization Facility Documents;

                  (ii) an amount (the "Reserve Funding Amount") equal to the amount required to be deposited in the Program Reserve Account to cause the amount held therein to equal the Required Reserve Amount;

                  (iii) an aggregate amount (the "SPV Required Amount") equal to the Obligations due and payable in respect of such Settlement Period;

                  (iv) an amount (the "Surplus") equal to the excess, if any, of (x) the Available Funds for such Settlement Period over (y) the sum of the SPV Required Amount plus the Reserve Funding Amount for such Settlement Period;

                  (v) an amount (the "Shortfall") equal to the excess, if any, of (x) the sum of the SPV Required Amount plus the Reserve Funding Amount for such Settlement Period, over (y) the Available Funds for such Settlement Period;

                  (vi) an amount (the "TFC Reimbursement Amount") equal to the excess, if any, of the Securitization Amount over the SPV Required Amount;

                  (vii) an amount (the "TFC Retained Amount") equal to the excess, if any, of the SPV Required Amount over the Securitization Amount; and

                  (viii) an amount (the "Set Aside Amount") equal to fifty percent (50%) of the excess, if any, of (x) Available Funds over (y) the sum of the amounts described in clauses (i), (ii), (iii), (iv), (v) and (vi) of Section 2.4(f) (whether or not Section 2.4(f) shall apply with respect to such Payment Date).

Notwithstanding anything to the contrary herein, it is understood and agreed that (x) all Available Funds are subject to application under the Securitization Facility Documents to the payment of Parallel Claims, (y) under the terms of the Securitization Facility Documents, the Securitization Amount for a Payment Date may be an amount that is as high as the full amount of Available Funds, even if the aggregate amount of Obligations then due and payable is less than the amount of Available Funds and even if the Obligations, but not the Parallel Claims, have been paid in full, and (z) the Securitization Amount shall be determined by the Master Servicer within its reasonable discretion, and the other Secured Parties shall have no liability with respect to such determination; provided, however, that, as TFC's collateral assignee, the Administrative Agent may, in accordance with the terms of the Securitization Facility Documents, make such determinations in place of TFC. Such determination shall be in accordance with the Allocation Methodology, and shall be conclusive absent demonstrable error.

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         (d)      On or prior to each Payment Date, the Master Servicer (x)
shall apply all Available Funds in respect of the immediately preceding Settlement Period to the satisfaction of the Parallel Claims included in the Securitization Amount, and (y) shall be deemed to have applied, or (to the extent of the TFC Retained Amount) shall apply, Available Funds to the satisfaction of Obligations included in the SPV Required Amount. It is understood and agreed that for each dollar of Available Funds applied to reduce the Parallel Claims, a dollar of Obligations shall be deemed to have been paid, until the SPV Required Amount shall have been reduced to zero.

         (e) If a Surplus shall exist and no Event of Default or Default shall be continuing, such Surplus shall be paid to SPV (i) by TFC, to the extent of the TFC Reimbursement Amount and (ii) by the Master Servicer, from Available Funds, to the extent such Surplus exceeds the TFC Reimbursement Amount; provided, however, that amounts otherwise payable to SPV under this sentence shall instead be paid to Developer for application to (and to the extent of) principal and interest due under the Subordinated Note if, at the time of such payment, the outstanding principal amount of the Subordinated Note, together with accrued interest thereof, exceeds zero. If a Surplus exists any time when an Event of Default or Default is continuing, TFC shall retain such Surplus for application to Obligations from time to time in such order of priority as TFC shall determine.

         (f) If on any Payment Date a Shortfall shall exist, Available Funds shall be deemed to have been applied, or (to the extent of the TFC Retained Amount) shall be applied, by the Master Servicer in the order of priority set forth below and SPV shall remain liable to pay any Obligations not so paid from Available Funds:

                  (i)      to the Servicer Fee;

                  (ii) if at any time Developer is not the Subservicer, to the payment of any fees owing to the Subservicer (including the Back-up Servicer in such capacity) in accordance with the Subservicing Agreement;

                  (iii) to all other amounts due to TFC or the Master Servicer in respect of costs, expenses and indemnities, to the extent accrued and unpaid;

                  (iv)     to interest and fees on the Loan then due;

                  (v) to principal on the Loan then due and owing in accordance with the terms hereof;

                  (vi) to TFC the aggregate net payments, if any, due to TFC under the SPV Hedge Agreement;

                  (vii) to fund the Program Reserve Account in an amount equal to the lesser of the Set Aside Amount and the Reserve Funding Amount; and

                  (viii) to any other Person (other than Developer and its Affiliates), all other amounts then owing to such Person under the Loan Documents.

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         (g)      To the extent that a Shortfall exists, TFC shall obtain funds for the satisfaction of the Obligations not paid due to such Shortfall from the following sources, which sources shall be drawn upon in the order of priority set forth below:

                  (i) TFC shall instruct Developer to pay any amounts owed and unpaid by Developer under the Developer Transfer Agreement, including without limitation Obligations to pay the repurchase price for Defective Receivables;

                  (ii) TFC shall withdraw funds from the Program Reserve Account; and

                  (iii) TFC shall demand payment of amounts payable under the Demand Note in accordance with the terms thereof.

Funds may be drawn from the sources described in this Section 2.4(g) only to the extent of Shortfalls that exist from time to time, notwithstanding the fact that Parallel Claims may remain unpaid.

         (h) SPV acknowledges and agrees that the obligation of TFC to pay the TFC Reimbursement Amount to SPV constitutes a claim against TFC but not a right to the return of any Collateral or the proceeds thereof, which Collateral and proceeds are pledged to secure payment of the Parallel Claims as well as the Obligations.

         2.5      Payments.

         (a) Final Payment. SPV agrees to pay the entire outstanding principal balance of the Loan, together with all other Obligations, in full on or before the Maturity Date.

         (b) Voluntary Prepayments. Except as provided in the following sentence and as required under Section 2.5(c), SPV may not prepay any portion of the Loan. Notwithstanding the above, in the event TFC notifies SPV that the aggregate outstanding balance under the Securitization Facility has been reduced to an amount below 10% of the maximum amount available thereunder, SPV may, from time to time on an any Payment Date thereafter, upon irrevocable notice from the SPV to TFC given at least one (1) Business Day prior to each such Payment Date, prepay the Loan in whole or in part. If such notice is given by SPV, SPV shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid. Upon any prepayment in whole or in part of the Loan under this Section 2.5(b), each Pledged Receivable which is part of the Collateral as of the date of such prepayment shall remain as part of the Collateral until the earlier of (i) the payment in full of such Pledged Receivable, (ii) the payment in full of all Obligations and Parallel Claims or
(iii) such Pledged Receivable is released from the Collateral pursuant to
Section 3.2(c) hereof.

         (c) Mandatory Prepayments. On each Payment Date, SPV shall prepay the principal amount of the Loan by an amount equal to 85% of the Principal Distributable Amount for the immediately preceding Settlement Period. If at any time it is determined, absent manifest error, that the aggregate Outstanding Balance of DAT Receivables determined as of the Cut-off Date exceeded 40% of the Pledged Receivables determined as of the Cut-off Date, SPV shall (within one Business Day of such determination) prepay the principal amount of the Loan in an amount

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equal to 85% of such excess. If at any time it is determined, absent manifest error, that, as of the Substitution Date for any Substitute Receivable, such Substitute Receivable was a DAT Receivable, SPV shall (within one Business Day of such determination) prepay the principal amount of the Loan in an amount equal to 85% of the Outstanding Balance of such Substitute Receivable. If at any time it is determined, absent manifest error, that the aggregate Outstanding Balance of ONS Receivables determined as of the Cut-off Date exceeds 21.84% of the Pledged Receivables determined as of the Cut-off Date, SPV shall (within one Business Day of such determination) prepay the principal amount of the Loan in an amount equal to 85% of such excess. If at any time it is determined, absent manifest error, that the aggregate Outstanding Balance of PPM Receivables determined as of the Cut-off Date exceeds 5% of the Pledged Receivables determined as of the Cut-off Date, SPV shall (within one Business Day of such determination) prepay the principal amount of the Loan in an amount equal to 85% of such excess.

         (d) Timeshare Upgrades. With respect to the Pledged Receivables that become Upgrade Receivables during a Settlement Period, and without duplication of principal payments in respect of such Pledged Receivables actually received with respect to such Pledged Receivables, SPV shall be deemed to have received a principal payment in an amount equal to the Outstanding Balance of such Pledged Receivables, and the Subservicer shall remit to the Collection Account, prior to the immediately succeeding Payment Date, the excess of (x) such amount over (y) the amount, if any, deducted from the Principal Distributable Amount for such Settlement Period pursuant to clause (iv) of the definition of Principal Distributable Amount.

SECTION 3.        COLLATERAL

         3.1 Grant of Security Interest. To secure the payment and performance of the Obligations and Parallel Claims, for value received, SPV unconditionally and irrevocably assigns, pledges and grants to TFC a continuing first priority security interest in and to the Collateral; provided, however, that (x) except for the application of Available Funds as provided in Section 2.4, and (y) the Administrative Agent's ability pursuant to Section 10.11 to notify, or direct SPV to notify, Persons liable for the payment of Pledged Receivables to remit their payments in respect of such Pledged Receivable to accounts designated by the Administrative Agent, none of TFC or the other Secured Parties shall be entitled to foreclose upon, or otherwise exercise creditors' remedies with respect to, the Collateral unless an Event of Default shall have occurred, notwithstanding the fact that Parallel Claims may be due and unpaid.

         3.2      Additional Receivables; Purchase of Defective Receivables.

         (a) Pursuant to the Developer Transfer Agreement, Developer may (but is not required to), with the written consent of the Master Servicer, (x) sell or contribute additional Eligible Receivables (each, an "Exchange Receivable") to SPV in exchange for any Delinquent Receivable, and/or (y) sell or contribute additional Eligible Receivables (each, a "Replacement Receivable," the Exchange Receivables and the Replacement Receivables being herein collectively called "Substitute Receivables") to SPV to enable SPV to satisfy its obligations hereunder in connection with Timeshare Upgrades; provided, in each case, that no Developer Event of Termination (other than any such event described in clause (f) of the definition thereof) has occurred, each of the following conditions is satisfied, and TFC shall have received a

Substitution Certificate from Developer certifying the accuracy or occurrence of the foregoing, as applicable:

                  (i) each Substitute Receivable shall be an Eligible Receivable on the Substitution Date,

                  (ii) the aggregate Outstanding Balance of all Exchange Receivables for such Settlement Period and each preceding Settlement Period shall not exceed 20% of the Initial Advance Amount; and the aggregate Outstanding Balance of all Replacement Receivables for such Settlement Period and each preceding Settlement Period shall not exceed 20% of the Initial Advance Amount,

                  (iii) after the addition of each Substitute Receivable, the weighted average remaining maturity for all assets in the Securitization Pool equals at least the weighted average remaining maturity for such assets on the last day of the immediately preceding Settlement Period minus 0.25 years, but not more than the weighted average remaining maturity for such assets as existed on the last day of the immediately preceding Settlement Period plus 0.25 years,

                  (iv) after the addition of each Substitute Receivable, the weighted average interest rate for all assets in the Securitization Pool equals at least the weighted average interest rate for such assets as existed on the last day of the immediately preceding Settlement Period minus 0.25%, but not more than the weighted average remaining interest rate for such assets as existed on the last day of the immediately preceding Settlement Period plus 0.25%,

                  (v) after the addition of each Substitute Receivable, the percentage of obligors of the type described in the definition of Qualified OECD Purchaser with respect to the Securitization Pool equals at least the percentage as existed on the last day of the immediately preceding Settlement Period minus 0.50%, but not more than the percentage as existed on the last day of the immediately preceding Settlement Period plus 0.50%,

                  (vi)     each of the following shall be true:

                           (A) with respect to all Exchange Receivables and Deleted Receivables for such Substitution Date, the aggregate Outstanding Balance of all such Exchange Receivables shall equal or exceed (but only to the extent necessary to allow whole Receivable exchanges) the aggregate Outstanding Balance of all such Deleted Receivables as of such Substitution Date;

                           (B) with respect to all Replacement Receivables and Upgrade Receivables for such Substitution Date, the aggregate Outstanding Balance of all such Replacement Receivables shall equal or exceed (but only to the extent necessary to allow whole Receivable replacements) the aggregate Outstanding Balance of all such Upgrade Receivables as of such Substitution Date;

                           (C) with respect to all Substitute Receivables for such Substitution Date that constitute ONS Receivables, the aggregate Outstanding Balance of all such ONS Receivables shall not exceed the aggregate Outstanding Balance of all Deleted Receivables and Upgrade Receivables for such Substitution Date that constitute ONS Receivables; and

                           (D) with respect to all Substitute Receivables for such Substitution Date that constitute PPM Receivables, the aggregate Outstanding Balance of all such PPM Receivables shall not exceed the aggregate Outstanding Balance of all Deleted Receivables and Upgrade Receivables for such Substitution Date that constitute PPM Receivables;

                  (vii) with respect to each Replacement Receivable for a Substitution Date, the related Purchaser either (A) has a FICO Score of not less than 600, or (B) was the Purchaser with respect to an Upgrade Receivable for such Substitution Date,

                  (viii) TFC shall have received all necessary conveyance documents to evidence the transfer of such Substitute Receivable to SPV and the security interest in such Substitute Receivable of TFC,

                  (ix) the Contract Schedule is amended, with the written consent of TFC, to reflect such substitution,

                  (x) TFC shall have received a release letter with respect to each Substitute Receivable, executed by each Person that has or claims to have an Adverse Claim with respect to such Substitute Receivable, releasing such claim, which letter shall be in form and substance satisfactory to TFC,

                  (xi) the Custodian shall have received the Contract File related thereto; provided that, unless the Custodian was in possession of such Contract File prior to the sale or contribution of such Substitute Receivable, all documents delivered to the Custodian shall be delivered to the Custodian together with, and pursuant to, a bailee agreement between the Person delivering such Contract File and the Custodian, which bailee agreement shall be substantially in the form of Exhibit P hereto,

                  (xii) the Subservicer shall have notified, or cause to be notified, the Purchaser related to such Substitute Receivable to forward all payments related to such Substitute Receivable to a Lockbox Account,

                  (xiii) if a Developer Event of Termination of the type described in clause (f) of the definition thereof has occurred, then the Substitute Receivable satisfies the "MAC Eligibility Condition,"

                  (xiv) as of the Substitution Date, no Substitute Receivable is a DAT Receivable,

                  (xv) if any Substitute Receivable was originated in connection with any new Phase of any Resort, the construction of which was not complete as of the

         Closing Date, TFC shall have received evidence satisfactory to TFC that all existing and contemplated Improvements in such Phase, and all related marketing or sales programs, Related Documents and Timeshare Documents, were, or will be, as the case may be, in compliance with all applicable zoning, building, consumer protection and other laws in connection with the construction, development, establishment and operation of such Resort and the sale, use marketing and occupancy of Units and Timeshares, and

                  (xvi) no Developer Event of Termination (other than any such event described in clause (f) of the definition thereof) has occurred.

Compliance with the requirements of this Section 3.2 shall be determined by TFC in good faith, taking into account the requirements of the Securitization Facility Documents, and shall be conclusive absent manifest error.

         (b) SPV shall cause, pursuant to an exercise of its rights under the Developer Transfer Agreement, the purchase of each Defective Receivable subject to the cure period described in the definition of "Defective Receivable," within five days of a Responsible Officer of SPV having actual knowledge of the existence of such Defective Receivable, for a purchase price equal to or greater than the Defective Receivable Purchase Price of such Receivable.

         (c) Upon the addition of the Exchange Receivables to the Collateral pursuant to Section 3.2(a) hereof or the repurchase of Receivables pursuant to Section 3.2(b) hereof or Section 6.2(b) of the related Developer Transfer Agreement, the related Deleted Receivables and/or repurchased Receivables, as applicable, shall be released from the Collateral, and recoveries thereon and other proceeds thereof shall not constitute Available Funds.

         3.3 Financing Statements. SPV agrees, at its own expense, to prepare and file financing statements specified to be filed by the Code, together with any and all other instruments or documents, and to take such other action as may be required to perfect and to continue the perfection of SPV's and TFC's ownership or security interests, as the case may be, in the Collateral and, unless prohibited by law, SPV hereby authorizes TFC to execute and file any such financing statements on SPV's behalf without the signature of SPV or any other Person.

         3.4 Location of Collateral. All furnishings and equipment necessary to the use and enjoyment of a Resort by the applicable Purchasers shall remain, at all times, within such Resort, and SPV may not (and shall not permit any other Person to) transfer such property from such premises without the prior written consent of TFC.

         3.5 Insurance and Protection of Collateral. SPV agrees to enforce Developer's obligation to maintain and pay for insurance upon all Collateral wherever located (whether in storage or in transit) covering risks in such amounts and with such insurance companies as is provided in Section 5.4 of the Developer Transfer Agreement. To the extent any casualty insurance coverage required under this Loan Agreement with respect to the Collateral is provided by the Applicable Timeshare Owners' Association, and to the extent that any portion of the Collateral is covered by such insurance, with respect to such portion of the Collateral only,

SPV's obligation under this Section 3.5 with respect to casualty insurance coverage shall be deemed satisfied.

         3.6 Protection of Collateral; Reimbursement. With respect to that portion of the Collateral consisting of Pledged Receivables and related documents, originals or true copies of each of the documents listed on Exhibit N hereto shall be delivered, at SPV's expense, to Custodian at its Lakewood, Colorado or East Hartford, Connecticut office and held in Custodian's possession and control until the Obligations are fully satisfied. SPV shall retain copies of all such documents.

         SPV shall pay to Custodian, at the time of the funding of the Loan, a custodial fee of $5.00 for each Pledged Receivable (and related Collateral) delivered into Custodian's physical possession; provided, however, if the Related Documents with respect to the Pledged Receivable previously have been delivered to, and are held by, Custodian in connection with a loan facility provided by Custodian to the Developer, the custodial fee shall be waived. The portion of the Collateral delivered to Custodian as described above shall be segregated by Custodian and stored in a fire-resistant filing cabinet. SPV agrees that such storage is and shall be deemed to constitute reasonable care by Custodian with respect to such Collateral.

         Any and all other sums for which SPV may become liable hereunder and all costs and expenses (including attorneys' and paralegals' fees, legal expenses and court costs) which TFC may incur in enforcing or protecting its Lien on, or rights and interest in, the Collateral or any of its rights or remedies under this Loan Agreement or any other Loan Document or in respect to any of the transactions to be had hereunder or thereunder, until paid by SPV to TFC with interest at the Applicable Default Rate, shall be included among the Obligations and, as such, shall be secured by all of the Collateral. Provided that TFC retains the original Pledged Receivables, and related Timeshare Mortgages and originals or copies of the related Timeshare Documents that are delivered to it, in a fire-resistant filing cabinet as provided above, TFC shall not be liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto or for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency, the Account Agent, or any other Person whomsoever, excluding damages or losses that occur as a result of TFC's gross negligence or willful misconduct.

SECTION 4.        CONDITIONS PRECEDENT TO THE CLOSING AND FUNDING PROCEDURE

         4.1 Conditions Precedent. The obligation of TFC to enter into this Loan Agreement and to fund the Loan shall be subject to the satisfaction of each of the conditions precedent set forth below and elsewhere in the Loan Documents:

         (a) Loan Documents. On or prior to the Closing Date, SPV and Developer shall execute and deliver (or cause to be executed and delivered, as the case may be, by all parties thereto) to TFC, the Loan Documents (including without limitation, the Demand Note endorsed by SPV to TFC), together with all instruments evidencing the Collateral, duly endorsed, as appropriate.

         (b) Due Diligence. TFC and the Administrative Agent shall have completed, and been satisfied with, its legal and business due diligence regarding SPV, Developer, each Subject Person, the Timeshare Documents, each Resort and such other matters as TFC deems appropriate, including the delivery and review of surveys, environmental audits, insurance policies, tax materials, organizational documents for all relevant parties, governmental approvals, status of pending and threatened litigation, documentation used to originate Timeshares and Receivables, documents relating to the organization and management of the Resorts and Developer's servicing systems, reporting and general consumer loan servicing capability. Without limiting the foregoing, TFC must have been satisfied that Developer's servicing systems, reporting and general consumer loan servicing capability are acceptable to TFC and that Purchasers will have reasonable access to the Reservation System for each applicable Resort.

         (c) Market Conditions. The absence of any material adverse development in the financial markets or the ability of TFC to securitize its interest in the Loan and the Collateral.

         (d) Non-Disturbance Agreements. To the extent deemed appropriate by TFC, Persons with Liens on any Resort shall be subject to such agreements or arrangements with respect to non-disturbance, quiet enjoyment or similar issues as TFC and the Administrative Agent shall require.

         (e) Opinions of Counsel. TFC shall receive on the Closing Date from counsel for SPV, Developer, the Oak N' Spruce Trustee and the Oak N' Spruce Trust, opinions satisfactory to TFC and the Administrative Agent (including as to the addressees thereof), which opinions shall include, but not be limited to, opinions (i) that the Loan Documents are authorized, valid, binding and enforceable in accordance with their terms, and that they do not violate any usury or other applicable laws, (ii) that each of Developer, SPV, and each Resort is in compliance with all timeshare, real estate and other applicable laws (including laws as to the origination and sale of Timeshares, the financing thereof and the creation of liens thereon and the operations of each such Resort), (iii) that any transfer of Receivables to SPV are "true conveyances" and SPV will not be consolidated with the Developer, any Subject Person or their respective Affiliates in insolvency proceedings, (iv) that the interests of SPV, TFC and its assigns in the Receivables and the other Collateral are first priority, perfected interests, (v) that all transfer, intangible and similar taxes payable in connection with the transactions contemplated hereby have been paid and (vi) with regard to such other matters as TFC shall require.

         (f) No Prohibitions. Neither SPV nor Developer or any Subject Person shall have taken any action or permitted any condition to exist which would have been prohibited by any provision of this Loan Agreement.

         (g) Background Documents. SPV shall have delivered to TFC and TFC shall have approved each of the following (collectively, the "Background Documents"):

                  (i) Organizational Documents. Copies of the organizational documents of SPV, Developer, the Oak N' Spruce Trustee and the Oak N' Spruce Trust, including but not limited to its articles or certificate of incorporation and/or bylaws or Declaration of Trust, as applicable, together with any amendments thereto, certified to be true and complete by such Person's Secretary;

                  (ii) Good Standing Certificates. Current good standing certificates (or other equivalent certificates) issued by the Delaware Secretary of State for SPV; the Texas Secretary of State for Developer; the Texas Secretary of State for the Oak N' Spruce Trustee; and the Massachusetts Secretary of State for the Oak N' Spruce Trust.

                  (iii) Resolutions. Certified resolutions of the governing board of SPV and Developer authorizing the execution of all Loan Documents and the performance of all Obligations thereunder, and equivalent authorizing documents of the respective governing bodies of the Oak N' Spruce Trustee and the Oak N' Spruce Trust;

                  (iv) SPV's Affidavit. Upon TFC's request, Developer's or SPV's Affidavit, in form and content sufficient to permit the Title Insurance Company to delete any exception for parties in possession, matters of survey, mechanics' or materialmen's liens, the gap and taxes and assessments which are due and payable;

                  (v) Physical Inspection. TFC may, in its sole discretion, cause to be made its own physical inspection of the Resorts. If TFC's physical inspection indicates that any structural or mechanical defect exists with respect to all or any portion of any Resort, TFC shall have the right to receive and approve an independently prepared structural and mechanical engineering report prepared by an engineering firm selected by TFC covering such Resort confirming that the Units and the remainder of such Resort are mechanically and structurally sound. The cost of all inspections, reports and corrective procedures with respect to the mechanical and structural condition of the Resorts and the Units shall be borne entirely by SPV;

                  (vi) Mortgagee Title Insurance Commitment and Policy. Commitments to issue a 1970 ALTA extended coverage mortgagee's policy of title insurance (the "Title Policy") of the type described in
         Section 3.2(g) of the Developer Transfer Agreement and underwritten by a title company acceptable to TFC (the "Title Insurance Company");

                  (vii) Schedule. At least five (5) days prior to the Closing Date, a Contract Schedule setting forth all Receivables securing the Loan;

                  (viii) Release Letter. A release letter with respect to each Receivable, executed by each Person that has or claims to have an Adverse Claim with respect to such Receivable (including, without limitation, a release letter from each of Heller Financial, Inc., Sovereign Bank and DZ Bank AG Deutsche Zentral-Genossenschaftsbank, as agent for Autobahn Funding Company, LLC), releasing such claim, each of which shall be in form and substance satisfactory to TFC; and

                  (ix) Related Documents. At least five (5) days prior to the Closing Date, all original executed notes evidencing Receivables with appropriate endorsements, together with assignments of Related Documents with respect thereto, would be delivered to TFC or its custodian pursuant to a custodial agreement acceptable to TFC.

         (h) Fourth Amended and Restated Oak N' Spruce Declaration of Trust and Related Documentation. On or prior to the Closing Date, SPV and Developer shall execute and deliver (or cause to be executed and delivered, as the case may be, by all parties thereto) to TFC a

Fourth Amended and Restated Oak N' Spruce Declaration of Trust and such other documentation binding on the Oak N' Spruce Trust with regard to such matters as TFC and/or the Administrative Agent shall request, each in form and substance satisfactory to TFC and the Administrative Agent, and within 2 Business Days of the Closing Date shall have submitted such documents for recordation in the applicable public records.

         (i) Insurance Policies. SPV shall furnish or cause to be furnished to TFC, a policy or policies of fire and all risk property insurance, including extended coverage for the full replacement value of the Collateral in amounts sufficient to avoid co-insurance liability, naming TFC and its assigns as mortgagee, loss payee, or additional insured as TFC shall so specify. Resort insurance amounts, deductible and coverages shall be subject to TFC's approval, with thirty (30) days prior notice to TFC of cancellation or modification.

         (j) Applicable Laws. TFC shall have received evidence satisfactory to TFC that all existing Improvements at the Resorts are and will be in compliance with all applicable zoning, building and other laws in connection with the construction, development, establishment and operation of the Resorts and the sale, use, marketing and occupancy of Timeshares; provided, however, that the approval of the Timeshare Documents and Developer's sales and marketing efforts in respect thereof shall have been obtained from the Regulators prior to the sale or pre-sale of any Timeshare.

         (k) Litigation. Other than those particular matters described in Exhibit H hereto, there shall be no bankruptcy, foreclosure action or other material litigation or judgments pending or outstanding against any of the Resorts, the Units, any portion of the Collateral, SPV, Developer, any Subject Person or the Affiliates of any of the foregoing (each a "Material Party"). The term "other material litigation" as used herein shall not include matters in which (i) a Material Party is plaintiff and no counterclaim is pending; or (ii) TFC determines, in its sole discretion, that such litigation is immaterial due to settlement, insurance coverage, frivolity or amount or nature of claim. TFC shall have obtained an independent search, at SPV's expense, confirming that no such bankruptcy, foreclosure action or other material litigation or judgment exists.

         (l) UCC/Other Searches and Filings. (i) TFC shall have obtained such searches of the applicable public records as it deems necessary under applicable laws to verify that SPV has a valid ownership interest, and TFC has a first and prior perfected Lien and security interest, covering all of the Collateral; (ii) SPV shall have delivered to TFC original UCC financing statements covering the Collateral, recorded in the public records of all Lien Filing Offices in which the Resorts are located and filed with each applicable Secretary of State; and (iii) the Pledged Receivables shall be endorsed by the Developer in favor of SPV and by SPV in favor of TFC. All Timeshare Mortgages and Pledged Receivables endorsed and assigned to TFC must have evidence thereon of payment of all required documentary stamps and intangible taxes, if any are required. The mortgagee's title insurance policies shall be in form and substance satisfactory to TFC, shall be issued by the Title Insurance Company satisfactory to TFC, name TFC as the insured party therein, contain such exceptions and conditions to title as TFC shall approve in writing, which approval shall not be unreasonably withheld and such affirmative coverage as TFC deems reasonably necessary and shall have been delivered to TFC.

         (m) Taxes and Assessments. TFC shall have received copies of the most current tax bills related to the Units, the Timeshares, and the remainder of the Resorts, together with evidence satisfactory to it that all taxes and Assessments owed by or for which Developer or the Applicable Timeshare Owners' Association is responsible for collection have been paid, or will be paid out of closing proceeds, which taxes and Assessments include, without limitation, sales taxes, room occupancy taxes, payroll taxes, personal property taxes, excise taxes, intangible taxes, real property taxes, income taxes, and any assessments related to the Resorts. TFC shall also have received information satisfactory to TFC disclosing the tax identification numbers, tax rates, estimated tax values, assessment ratios and estimated assessment values or amounts with respect to the Resorts and the identities of the taxing authorities having jurisdiction over the Resorts as well as the instrumentalities and entities having the power and jurisdiction to impose assessments against the Resorts, and evidence satisfactory to TFC to demonstrate that the Timeshares, if applicable, have been segregated from all other property on the applicable municipal tax rolls and assessment rolls.

         (n) Financial Statements. TFC shall have received and approved the Financial Statements required to be delivered pursuant hereto, or otherwise required by TFC, all in form and substance satisfactory to TFC.

         (o) Proceedings Satisfactory. All actions taken in connection with the execution or delivery of the Loan Documents, and all documents and papers relating thereto, shall be reasonably satisfactory to TFC and its counsel. TFC and its counsel shall have received copies of such documents and papers as TFC or such counsel may reasonably request in connection therewith, all in form and substance satisfactory to TFC and its counsel.

         (p) Expenses. SPV shall have paid (or caused to be paid) all fees, expenses and other amounts required to be paid prior to or at closing, pursuant to the Loan Documents.

         (q) First Priority, Perfected Security Interest. The Collateral shall be subject to a first priority, perfected security or ownership interest in favor of TFC, except to the extent of Permitted Liens. Each of TFC and the Administrative Agent shall have received such executed documents as they may reasonably request in order to evidence the release of each Lien (other than Permitted Liens) on the Collateral from other creditors of Developer.

         (r) Credit References. SPV and Developer shall have caused such creditors as requested by TFC to furnish TFC directly (by mail) with independent credit references for SPV, Developer and the principals of Developer, in form and content satisfactory to TFC, in its sole discretion.

         (s) Utilities. TFC shall have received letters addressed to TFC evidencing the availability and sufficiency of water, sewer, electric, telephone and natural gas utility services to satisfactorily service the Resorts.

         (t) Permits and Approvals. Building permit(s) and satisfactory evidence that the real property and the Improvements and the intended uses of the Resorts are in compliance with all applicable laws, regulations and ordinances, including, without limitation: (i) Environmental Laws; (ii) erosion control ordinances; (iii) doing-business and/or licensing laws; (iv) laws protecting disabled or handicapped persons; and (v) zoning laws (in this regard, the evidence submitted should include (A) the zoning designation made for the Resorts; (B) zoning requirements as to parking, lot size, ingress and egress and building setbacks, (C) the absence of moratoria that would prohibit construction of the Improvements, (D) site plan approval; and (E) the length of time of the validity of all such approvals, variances and permits). Such evidence may include letters, licenses, permits, certificates and other correspondence from the appropriate governmental authorities, opinions of Developer's attorney or other attorneys and opinions or certifications from SPV's architect, as TFC may determine, letters from utility companies, governmental entities or other Persons, or certification by Developer or other confirmation acceptable to TFC, confirming that water, sewer (sanitary and storm), electricity, gas, solid waste disposal, telephone, police, fire and rescue services are being provided to the Resorts. Developer shall have furnished TFC with satisfactory evidence that it has obtained all applicable governmental and utility permits, approvals, consents, licenses and certificates for the use, operation and occupancy of the Resorts. The foregoing shall include, but not be limited to environmental approvals of the Resort States, all approvals for water, sewer and other utilities; and all approvals required for compliance with local laws and regulations. All such approvals shall continue to be legally valid and shall remain in full force and effect for so long as the Loan is outstanding.

         (u) Timeshare Documents. Developer shall have prepared and filed such documents as are necessary or appropriate to receive the approval of the Regulators in connection with the creation, marketing and sale of such Timeshares to the general public. Developer shall have provided TFC with written evidence of such approval, together with a written opinion of counsel acceptable to TFC confirming Developer's compliance with all applicable statutes, ordinances, rules and regulations in connection with the creation, marketing and sale of such Timeshares. Developer shall at all times during the term of the Loan have an effective Public Offering Statement ("Public Offering Statement") for each Resort that is subject to the terms of this Loan Agreement pursuant to Exhibit F hereto.

         (v) Management and Property Contract. Developer shall deliver (or cause to be delivered) to TFC a copy of the Management Contract for each Resort (collectively, the "Management Contracts"), and TFC shall have determined to its satisfaction that each such Resort is managed by a professional management company acceptable to TFC.

         (w)      TFC shall have received evidence satisfactory to it that:

                  (A) Developer has completed all contemplated applicable building(s) in the Resorts which corresponds to the subject Timeshare sales;

                  (B) the Resorts and the related Timeshares have been accepted by one or both Exchange Companies into their respective reciprocal exchange program; and

                  (C) with respect to each Resort, Developer has obtained all required approvals, consents, permits, licenses and certificates necessary to create and occupy such Resort, assigned Units and Timeshares and to market and sell such Timeshares.

         (x) Proceedings Satisfactory. All actions taken in connection with the Loan and all documents and papers relating thereto shall be satisfactory to TFC and its counsel. TFC and its counsel shall have received copies of such documents and papers as TFC or such counsel may reasonably request in connection with the Loan, all in form and substance satisfactory to TFC and its counsel.

         (y) Representations, Warranties, Covenants and Agreements. The representations and warranties of SPV and Developer contained in the Loan Documents and in any certificates delivered to TFC in connection with the closing shall be true and correct in all material respects, and all covenants and agreements to have been complied with in all material respects and performed by any such Person shall have been fully complied with and performed to the satisfaction of TFC.

         (z) No Default. There shall not have occurred and remain uncured, at any time, an Event of Default or Developer Event of Termination, no Default, Event of Default or Developer Event of Termination shall exist prior to, or after giving effect to, the making of the Loan.

         (aa) TFC Loan Facility. The existing loan facility between Developer and TFC shall have been modified so as to (i) describe the conditions to, and provide for, the release of the Transition Liens, (ii) create an event of default thereunder if Developer shall fail to perform its obligations under the Loan Documents, and (iii) make such other changes as TFC shall require.

SECTION 5.        PROGRAM RESERVE ACCOUNT; SERVICING

         5.1      Program Reserve Account.

         (a) On or prior to the Closing Date, SPV will establish a restricted account at TFC in the name of TFC (the "Program Reserve Account"), into which Available Funds shall be deposited as provided in Section 2.4 of this Loan Agreement. TFC shall have exclusive dominion and control of the Program Reserve Account, and neither SPV nor Developer shall have any rights (withdrawal or otherwise) with respect thereto. TFC shall have all rights specified with respect to the Program Reserve Account specified in this Loan Agreement.

         (b) Funds will be deposited in the Program Reserve Account as described in Section 2.4(f).

         (c) All funds on deposit in the Program Reserve Account shall bear interest, payable by TFC, in arrears on each Payment Date, at a rate per annum equal to the then applicable Benchmark Rate. At any time, the "Benchmark Rate" shall be the U.S. commercial paper rate published in The Wall Street Journal "Money Rates" table on the Closing Date or, at any time after the six month anniversary of the Closing Date, on the then most recent six month anniversary of the Closing Date, as determined by TFC. Such interest shall be retained in the Program Reserve Account for application as provided in this Section; provided, however, if no Trigger Event, Default or Event of Default is continuing, Excess Reserve Account Interest shall be released from the Program Reserve Account and shall be applied as Available Funds in accordance with
Section 2.4 hereof.

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         (d)      On each Payment Date and the Maturity Date, TFC may withdraw funds from the Program Reserve Account (including investment earnings thereon) for application as provided in Section 2.4(g).

         (e) If on any Settlement Date no Trigger Event, Default or Event of Default shall be continuing and the amount on deposit in the Reserve Account is greater than the Required Reserve Amount, an amount equal to the excess of such amount on deposit over the Required Reserve Account Amount shall be released from the Program Reserve Account and applied as Available Funds in accordance with Section 2.4 hereof.

         5.2 Designation of Master Servicer. (a) The servicing, administering and collection of the Collateral hereunder shall be conducted by the Person (the "Master Servicer") so designated from time to time in accordance with this Section 5.2. The Master Servicer may designate a Subservicer and a Back-up Servicer in accordance with the Subservicing Agreement. Until the Administrative Agent or TFC gives notice to SPV and the Subservicer (as provided in subsection (b) below) of the designation of a new Master Servicer, Back-up Servicer and/or Subservicer as provided in subsection (b) below, (i) TFC is hereby designated as, and agrees to perform the duties and obligations of, the Master Servicer pursuant to the terms hereof, (ii) Concorde Servicing Corporation is hereby designated as the Back-up Servicer pursuant to the terms of the Subservicing Agreement, and (iii) Silverleaf Resorts, Inc. is hereby designated as the Subservicer pursuant to the terms of the Subservicing Agreement.

         (b) The Administrative Agent or TFC may only designate as a successor to TFC as Master Servicer upon the replacement of TFC as Master Servicer for the Securitization Pool under the terms of the Securitization Facility Documents. The Subservicing Agreement (including the designation of the Subservicer and the Back-up Servicer set forth therein) automatically terminates upon the designation of a successor Master Servicer (except with respect to obligations of the Subservicer as described in subsection (c) below).

         (c) Upon TFC's resignation or replacement as Master Servicer, TFC, the Back-up Servicer and the Subservicer will cooperate with the Administrative Agent and the successor Master Servicer in effecting the termination of TFC's responsibilities and rights as Master Servicer hereunder and the responsibilities and rights of the Back-up Servicer and the Subservicer under the Subservicing Agreement, including (i) assisting the successor Master Servicer in enforcing all rights under the Collateral, (ii) transferring, promptly upon receipt, to the successor Master Servicer any Collections or other amounts related to the Collateral received by TFC, the Back-up Servicer or the Subservicer, (iii) transferring to the successor Master Servicer all Contract Files and other records held by or under the control of TFC or the Subservicer, and (iv) permitting the successor Master Servicer to have access to all tapes, discs, diskettes and related property containing information concerning the Collateral hereunder and such records not in the possession of the Custodian and permitting the successor Master Servicer to use all computer software that may facilitate the Master Servicer's access to and use of such information. Upon the resignation or replacement of TFC as Master Servicer, TFC shall no longer be entitled to any Master Servicer Fee accruing from and after the effective date of such resignation or replacement.

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         5.3      Duties of the Master Servicer. (a) The Master Servicer shall take or cause to be taken all such actions as it deems necessary or advisable to collect amounts due related to each Pledged Receivable from time to time, all in accordance with applicable laws, rules and regulations, reasonable care and diligence, the Credit and Collection Policy, and customary and usual procedures employed by institutions servicing loans secured by mortgages on timeshare estates. Such actions shall include, without limitation, the following: (i) performing standard accounting services and general record keeping services with respect to each Pledged Receivable, (ii) responding to any telephone and written inquiries of Purchasers concerning their respective Contracts and Receivables,
(iii) keeping Purchasers and SPV informed of the proper place and method of making payments with respect to Collateral, in accordance with Section 5.3(c),
(iv) contacting Purchasers to effect collection and to discourage delinquencies in the payment of amounts due with respect to the Collateral, including mailing of past due notices, preparing and mailing collection letters, contacting delinquent Purchasers by telephone to encourage payment, mailing reminder notices to delinquent Purchasers, initiating and pursuing, with notice to the Administrative Agent and consistent with customary and usual procedures employed by institutions servicing loans secured by mortgages on timeshare estates, termination or foreclosure actions, (v) reporting tax information to Purchasers as required by law.

         (b) The Master Servicer will at all times apply the same standards and follow the same procedures with respect to the decision to commence, and in prosecuting and litigating with respect to the Collateral as it applies and follows with respect to accounts receivable, chattel paper, and general intangibles which are not Collateral. In no event shall the Subservicer be entitled to make the Administrative Agent, TFC, any Investor or any Secured Party a party to any litigation without TFC's express prior written consent.

         (c) The Master Servicer will, or will cause the Subservicer to, notify all Purchasers to make payments with respect to the Collateral solely to the Lock-Box Accounts (or a corresponding post office box). In the event the Master Servicer or the Subservicer receives any Collections or other proceeds of the Collateral, it shall remit the same to the Collection Account. The Master Servicer or the Subservicer shall hold in trust for the Administrative Agent on behalf of the Secured Parties in accordance with their respective interests, all records not in the possession of the Custodian pursuant to the terms of the Custodial Agreement. Notwithstanding anything to the contrary contained herein, the Master Servicer shall have the absolute and unlimited right to (or to direct the Subservicer to) commence or settle any legal action to enforce collection of any Collateral hereunder or to foreclose upon or repossess any Collateral and the Master Servicer may demand, and the Custodian shall immediately deliver upon such demand, all of the Contract Files, records (other than electronic systems) and other documents in its possession with respect to the Collateral.

         (d) The Master Servicer and the Subservicer shall, as soon as practicable following actual receipt thereof, deliver to TFC or the Person entitled thereto the collections of any Receivable that is the subject of enforcement actions for which it was authorized by TFC to perform, net of all reasonable and appropriate out-of-pocket costs and expenses of the Master Servicer or Subservicer incurred in collecting and enforcing such receivables. SPV shall as soon as practicable upon demand deliver to the Master Servicer all records in the possession of SPV or Developer relating to receivables of the Master Servicer. The Master Servicer's authorization and obligations under this Loan Agreement shall terminate on the Business Day immediately

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after the payment in full of the Obligations and Parallel Claims. After such termination, the Master Servicer and the Subservicer on the date of such termination shall promptly deliver to SPV all books, copies of records and related materials that SPV or Developer previously provided to the Master Servicer or the Subservicer, or that otherwise have been obtained by the Master Servicer or the Subservicer, in connection with this Loan Agreement.

         (e) The Subservicer shall not amend, modify or waive any term or condition of any Contract Document other than with respect to a Permitted Modification.

         (f) The Master Servicer and the Subservicer shall maintain copies of all computer data tapes reflecting the payment history of each Receivable which data tapes shall be updated on at least a monthly basis.

         (g) Notwithstanding anything herein to the contrary, the Master Servicer shall not be liable to any party to the Loan Documents, or any Person claiming through any such party, for (i) any breach of the Master Servicer's obligations hereunder arising from any action or inaction of the Subservicer, or
(ii) any other breach of such obligations, or any other action or inaction by the Master Servicer, absent the Master Servicer's gross negligence or willful misconduct.

         5.4 Right to Receive Instructions. In the event that the Master Servicer is in good faith unable to decide between alternative courses of action, or is unsure as to the application of any provision of this Loan Agreement or any Loan Document, or such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Loan Agreement or any Loan Document permits any determination by the Master Servicer or is silent or is incomplete as to the course of action which the Master Servicer is required to take with respect to a particular set of facts, the Master Servicer may give notice (in such form as shall be appropriate under the circumstances) to TFC or the Administrative Agent requesting instructions and, to the extent that the Master Servicer shall have acted or refrained from acting in good faith in accordance with any such instructions received from TFC or the Administrative Agent, the Master Servicer shall not be liable on account of such action or inaction to any Person.

         5.5 No Duties Except as Specified in this Loan Agreement or in Instructions. The Master Servicer shall have no duty or obligation to manage, make any payment in respect of, register, record, sell, reinvest, dispose of, create, perfect or maintain title or any security interest in, or otherwise deal with the Collateral, to prepare or file any report or other document, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Master Servicer is a party, except as expressly provided by the terms of this Loan Agreement and no implied duties or obligations shall be read into this Loan Agreement against the Master Servicer. The Master Servicer nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any valid Liens on any part of the Collateral which result from valid claims against the Master Servicer personally that are not related to the administration of the Collateral or the transactions contemplated by the Loan Documents or related to its actions under this Loan Agreement.

         5.6 Compensation Expenditure of Funds. (a) In consideration of the Master Servicer's performance of its obligations under the Loan Documents, the SPV agrees to pay to

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

the Master Servicer a fee (the "Servicer Fee") for each day from the date hereof until the date on which all Obligations and Parallel Claims are paid in full. For any day, the Servicer Fee shall equal (i) the Servicing Fee Percentage, times (ii) the outstanding principal balance of the Pledged Receivables on such day, divided by (iii) 360. The Servicing Fee shall be payable on each Payment Date for the immediately preceding Settlement Period, and on the Maturity Date; provided that following the Maturity Date, or the occurrence of an Event of Default, the Servicing Fee shall be payable on demand by the Master Servicer. It is understood and agreed that any fees payable to the Subservicer pursuant to the Subservicing Agreement will be paid by the Master Servicer from the Servicing Fee, and SPV will have no liability to the Subservicer with respect thereto.

         (a) No provision of this Loan Agreement shall require the Master Servicer to expend or risk its personal funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder, if the Master Servicer shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it.

         5.7 Reliance; Advice of Counsel. The Master Servicer may conclusively rely on and shall be protected in acting or refraining from acting when doing so, in each case in accordance with any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Master Servicer may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner or ascertainment of which is not specifically prescribed herein, the Master Servicer may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or the secretary of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Master Servicer for any action taken or omitted to be taken by it in good faith in reliance thereon.

         5.8 Administrative Agent; Advice of Counsel. In the exercise and performance of its duties and obligations hereunder or under any of the Loan Documents, the Master Servicer (i) may act directly or through agents or attorneys pursuant to agreements entered into with any of them and (ii) may consult with counsel, accountants and other skilled persons to be selected with reasonable care and employed by it, and Master Servicer shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons.

         5.9 Merger, Consolidation. Any Person (i) into which the Master Servicer may be merged or consolidated, (ii) which may result from any merger or consolidation to which the Master Servicer shall be a party, or (iii) which may succeed to the properties and assets of the Master Servicer substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Master Servicer hereunder, shall be the successor to the Master Servicer under this Loan Agreement without further act on the part of any of the parties to this Loan Agreement. The Master Servicer shall deliver to SPV, TFC and the Administrative Agent written notice of the occurrence of any event described in clauses (i), (ii) or (iii) above not later than ten (10) Business Days prior to the occurrence of such event.

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SECTION 6.        GENERAL REPRESENTATIONS AND WARRANTIES

         SPV hereby represents and warrants to TFC and its assigns, as of the date hereof and each Substitution Date, as follows:

         6.1 Eligible Receivable. With respect to the Collateral, that (i) each Receivable described herein as a Pledged Receivable is an Eligible Receivable as of the Closing Date and the aggregate Outstanding Balance of DAT Receivables determined as of the Cut-off Date does not exceed 40% of the aggregate Outstanding Balance of the Pledged Receivables determined as of the Cut-off Date; (ii) as of the Substitution Date for each Substitute Receivable, such Substitute Receivable is an Eligible Receivable and is not a DAT Receivable; (iii) each Receivable is an Eligible Receivable on each date as of which the related Receivable is described as an Eligible Receivable in any report or other writing or information delivered to TFC or the other Secured Parties; (iv) the aggregate Outstanding Balance of ONS Receivables determined as of the Cut-off Date does not exceed 21.84% of the aggregate Outstanding Balance of the Sold Receivables and the Contributed Receivables determined as of the Cut-off Date; (v) as of each Substitution Date, the aggregate Outstanding Balance of Exchange Receivables and Replacement Receivables for that Substitution Date that constitute ONS Receivables does not exceed the aggregate Outstanding Balance of the Deleted Receivables and Upgrade Receivables for that Substitution Date that constitute ONS Receivables, (vi) the aggregate Outstanding Balance of PPM Receivables determined as of the Cut-off Date does not exceed 5% of the aggregate Outstanding Balance of the Sold Receivables and the Contributed Receivables determined as of the Cut-off Date; and (vii) as of each Substitution Date, the aggregate Outstanding Balance of Exchange Receivables and Replacement Receivables for that Substitution Date that constitute PPM Receivables does not exceed the aggregate Outstanding Balance of the Deleted Receivables and Upgrade Receivables for that Substitution Date that constitute PPM Receivables.

         6.2 Organization, Standing, Qualification. SPV (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and as a foreign corporation under the laws of each jurisdiction in which the character or location of the properties owned by it or the business transacted by it requires licensing and qualifications; (ii) has all requisite power to conduct its business and to execute and deliver, and to perform its obligations under, the Loan Documents, (iii) has its principal place of business and chief executive office located at, and for purposes of the Code is located at, the SPV Address; (iv) has the legal name set forth in the preamble of this Loan Agreement and the SPV has not changed its name in the last six (6) years; and (v) has no trade names, fictitious names, assumed names or "doing business as" names.

         6.3      Authorization, Enforceability, No Conflict, Etc.

         (a) The execution, delivery and performance by SPV of the Loan Documents has been duly authorized by all necessary actions by SPV and do not and will not and the transactions contemplated thereby do not and will not, (i) conflict with or otherwise violate any provision of SPV's certificate of incorporation or bylaws, or any agreement, law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect to which SPV is a party or is subject; (ii) result in, or require the creation or imposition of, any Lien upon or with respect to any asset of SPV other than Liens in favor of TFC; or (iii) result in a

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

breach of, or constitute a default by SPV under, any indenture, loan or credit agreement or any other agreement, document, instrument or certificate to which SPV is a party or by which it or any of its assets are bound or affected.

         (b) No approval, authorization, order, license, permit, franchise or consent of, or registration, qualification or filing with, any Governmental Authority or other Person, including without limitation, any applicable regulatory authorities or each Applicable Timeshare Owners' Association, is required in connection with the execution, delivery and performance by SPV of any of the Loan Documents.

         (c) The Loan Documents have been duly executed and delivered on behalf of SPV and constitute legal, valid and binding obligations of SPV enforceable against SPV in accordance with their respective terms.

         (d) The execution and delivery of the Loan Documents, the delivery and endorsement to TFC of the Pledged Receivables, the filing and recordation of the UCC-1 Financing Statements and the recordation of the Assignment of Receivables and Timeshare Mortgages as provided in Section 4 create in favor of TFC a valid and perfected continuing first priority Liens and security interests in and to all of the Collateral, subject only to Permitted Liens. The Collateral shall secure the full payment and performance of the Obligations and the Parallel Claims.

         (e) None of the Pledged Receivables is forged or has affixed thereto any unauthorized signatures or has been entered into by any Person without the required legal capacity; and during the term of this Loan Agreement, no Pledged Receivable will be forged, or will have affixed thereto, any unauthorized signatures.

         (f) There have been no modifications or amendments whatsoever (other than Permitted Modifications) to the Pledged Receivables or the related Timeshare Mortgages other than Permitted Modifications.

         (g) The Purchasers related to the Eligible Receivables have no defenses, offsets, counterclaims or claims relating to the Eligible Receivables or the Timeshare Mortgages.

         (h) The Pledged Receivables and the related Timeshare Mortgages were executed and delivered by Purchasers in favor of the Developer in connection with the purchase of the related Encumbered Timeshares.

         (i) The Timeshare Mortgages constitute and will constitute valid and enforceable first priority liens and security interests on the Encumbered Timeshares and all appurtenances, easements, rights, interests and goods related thereto.

         (j) The Pledged Receivables and the related Timeshare Mortgages are and shall remain in full force and effect, are and will be valid and binding obligations of the Purchasers subject thereto in favor of TFC, as holder; and SPV further warrants and guarantees the value, quantity, sound condition, grade and quality of the Encumbered Timeshares and all rights, properties, easements and interests appurtenant or related thereto.

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

         (k) The grant of the security interests as provided herein or in the Securitization Facility has not affected and will not affect the validity or enforceability of the obligations of the respective Purchasers related to the Pledged Receivables under such Receivables or the related Timeshare Mortgages.

         (l) The information regarding insurance maintained by Developer, SPV, each Resort and the Applicable Timeshare Owners' Associations is true, correct and complete in all respects, and all such insurance is in full force and effect.

         (m) TFC is not and shall not be required to take, and SPV has taken any and all required steps to protect TFC's security interests in the Collateral; and TFC is not and shall not be required to collect or realize upon the Collateral or any distribution of interest or principal, nor shall loss of, or damage to, the Collateral release SPV or Developer from any of the Obligations.

         6.4 Financial Statements and Business Condition; Solvency. (a) The Financial Statements fairly present the respective financial conditions and results of operations of SPV as of the date or dates thereof and for the periods covered thereby. There are no material liabilities, direct or indirect, fixed or contingent, of SPV as of the dates of such Financial Statements which are not reflected therein or in the notes thereto, or which have not otherwise been disclosed to TFC in writing. Except for any such changes heretofore expressly disclosed in writing to TFC, there has been no material adverse change in the respective financial condition of SPV from the financial condition shown in its respective Financial Statements, nor has SPV incurred any material liabilities, direct or indirect, fixed or contingent, which are not shown in its respective Financial Statements.

         (a) SPV is able to pay all of its debts as they become due, and SPV shall maintain such solvent financial condition, giving effect to the Obligations, as long as SPV is obligated to the Secured Parties under the Loan Documents, or in any other manner whatsoever. SPV's Obligations under the Loan Documents will not render SPV unable to pay its debts as they become due. The present fair market value of SPV's assets are greater than the amount required to pay its respective total liabilities. As of the date hereof and immediately after giving effect to the transactions contemplated hereby, (i) the fair value of the Pledged Receivables is greater than the fair value of SPV's liabilities (including, without limitation, contingent liabilities if and to the extent required to be recorded as a liability on the financial statements of SPV in accordance with GAAP), and (ii) SPV is and will be solvent, is and will be able to pay its debts as they mature and does not and will not have an unreasonably small capital to engage in the business in which it is engaged and proposes to engage. SPV does not intend to incur, or believe that it has incurred, debts beyond its ability to pay such debts as they mature. SPV is not contemplating the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of SPV or any of its assets. SPV is not transferring any Collateral with any intent to hinder, delay or defraud any of its creditors.

         6.5 Taxes. SPV shall (or shall cause the Subservicer to) pay or use its best efforts to cause the Applicable Timeshare Owners' Association to collect and pay all applicable sales, rental, occupancy and other taxes with regard to the sale or rental of any Timeshares related to

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

the Collateral hereunder. To the best of SPV's knowledge, no tax audit is pending or is threatened with respect to SPV, Developer or any Applicable Timeshare Owners' Association.

         6.6 Title to Properties; Prior Liens. Subject only to Permitted Liens, SPV currently has, good and marketable title to all of the Collateral and all rights, properties and benefits appurtenant or related thereto. SPV's sole business involves the purchase of Receivables from Developer and the Receivables and other Collateral are the sole asset of SPV. SPV has no indebtedness or liabilities other than those arising under the Loan Documents. No financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of TFC or its assignees.

         6.7 Subsidiaries, Affiliates and Capital Structure. SPV has no Subsidiaries; SPV has no Affiliates which have any involvement or interest in any Resort in any way except as set forth on Exhibit J hereto and incorporated herein by this reference. For so long as SPV is obligated to TFC under any of the Loan Documents, there shall not, without TFC's and the Administrative Agent's prior written consent, which may be granted or withheld in TFC's and the Administrative Agent's sole discretion, be any Change of Control or change of ownership of SPV that would result in the Developer owning less than all of the equity in SPV. None of Developer, SPV, or the Affiliates of SPV or Subject Person are parties to any proxies, voting trusts, agreements or similar arrangements pursuant to which voting authority, rights or discretion with respect to SPV or Developer is vested in any other Person.

         6.8 Litigation, Proceedings, Etc. Except as disclosed to TFC and the Administrative Agent in writing prior to the Closing Date, there are no actions, suits, proceedings, orders or injunctions pending or, to the best of SPV's knowledge, threatened against or affecting SPV, Developer, any Subject Person, any Affiliate of SPV or any Subject Person, any Resort or any Applicable Timeshare Owners' Association, at law or in equity, or before or by any Governmental Authority or other tribunal, which (a) could have a material adverse effect on SPV or any Affiliate of SPV; or (b) relate to the Loan or which could have a material effect on the Collateral or any Resort. Exhibit H hereto describes all currently pending litigation against SPV, Developer and each Subject Person. None of SPV or, to the best of SPV's knowledge after diligent inquiry, Developer or any Subject Person has received notice from any court, Governmental Authority or other tribunal alleging any such Person or any Resort has violated the Timeshare Act, any other applicable statute, ordinance, rule or regulation governing the marketing and sale of Timeshares, any Applicable Underlying Declaration or any other applicable laws, agreements or arrangements that could have any material effect on the Loan, the Collateral or any Resort. SPV shall provide to TFC prompt written notice of any action commenced against any of the foregoing Persons.

         6.9 True and Complete Disclosure. (a) The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of SPV to TFC or the other Secured Parties in connection with the Loan, the Resorts or the Collateral or in connection with the negotiation, preparation or delivery of the Loan Documents or included herein or therein or delivered pursuant hereto or thereto, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein not misleading or (in the case of projections) are based on reasonable estimates, on the date as of which such information is stated or certified.

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

         (a) The information set forth in the Contract Schedule is true and correct with respect to each Contract File described therein.

         (b) The SPV knows of no fact or condition which could prevent or delay the sale of Timeshares to Purchasers or prevent or impede the operation of any Resort in accordance with the Applicable Underlying Declaration and related public offering statements or other disclosure documents, and in accordance with applicable law, or prevent the SPV's performance of its Obligations pursuant to the Loan Documents.

         (c) There is no fact known to the SPV that, after due inquiry, should reasonably be expected to have material adverse effect on the ability of the Developer or SPV or their Affiliates to perform their obligations under the Loan Documents or on the value of the Collateral that has not been disclosed herein, in the other Loan Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to TFC and the other Secured Parties for use in connection with the transactions contemplated hereby or thereby.

         6.10 Use of Proceeds; Margin Stock. The proceeds of the Loan will be used by SPV to cover the purchase price of the Receivables and to make advances and pay dividends to the Developer. None of the proceeds of the Loan will be used to purchase or carry any "margin stock" (as defined under Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time), and no portion of the proceeds of the Loan will be extended to others for the purpose of purchasing or carrying margin stock.

         6.11 No Defaults. No Default, Event of Default or Developer Event of Termination exists, and there is no violation in any material respect of any term of any agreement, charter instrument, bylaw or other instrument to which SPV or any Affiliate thereof is a party or by which it may be bound.

         6.12     Compliance with Law; Licenses, Etc.

         (a) SPV is not in violation of the Timeshare Act or any statutes, ordinances, rules or regulations of any jurisdiction to which SPV or its property is subject; and

         (b) SPV has not failed to obtain any consents or joinders, or any approvals, licenses, permits, franchises or other governmental authorizations, or to make or cause to be made any filings, submissions or registrations of any Applicable Underlying Declaration with any government or agency or department thereof, necessary to the establishment, ownership or operation of Encumbered Timeshares or any of SPV's properties, or to the conduct of SPV's business; which violation or failure to obtain or register materially adversely affects SPV, the Encumbered Timeshares or the business, prospects, profits, properties or condition (financial or otherwise) of SPV. SPV possesses and will at all times continue to possess all requisite franchises, certificates of convenience and necessity, operating rights, approvals, licenses, permits, consents, authorizations, exemptions and orders as are necessary to carry on its business as now being conducted, without any known conflict with the rights of others, in each case subject to no mortgage, pledge, Lien, lease, encumbrance, charge, security interest, title retention agreement or option other than as provided for by the Loan Documents. All such licenses and permits are presently in full force and effect, and there is no action currently pending or, to the best of SPV's knowledge after diligent inquiry, threatened to revoke or modify any such license or permit.

         6.13 Restrictions of SPV. SPV is not, and will not be during the term of this Loan Agreement, a party to any contractor agreement, or subject its assets to any Lien, charge or corporate restriction, other than pursuant to the Loan Documents.

         6.14 Broker's Fees. SPV represents that it has not made any commitment or taken any action which could result in a claim for any broker's, finder's or other similar fees or commissions with respect to any of the transactions contemplated by this Loan Agreement. SPV agrees to indemnify TFC and save and hold TFC harmless from and against all claims of any Person for any broker's or finder's fee, commission or similar amount, and this indemnity shall include reasonable attorneys' fees and legal expenses.

         6.15 Deferred Compensation Plans. SPV has no pension, profit sharing or other compensatory or similar plan (herein called a "Plan") providing for a program of deferred compensation for any employee or officer. SPV is not liable for any Plan of its Affiliates except as set forth in Exhibit M hereto. No fact or situation, including but not limited to, any "Reportable Event," as that term is defined in Section 4043 of the Employee Retirement Income Security Act of 1974 as the same may be amended from time to time ("Pension Reform Act"), exists or will exist in connection with any Plan of SPV which might constitute grounds for termination of any Plan by the Pension Benefit Guaranty Corporation or cause the appointment by the appropriate United States District Court of a Trustee to administer any such Plan. No "Prohibited Transaction" within the meaning of Section 406 of the Pension Reform Act exists or will exist upon the execution and delivery of this Loan Agreement or the performance by the parties hereto of their respective duties and obligations hereunder. SPV will (a) at all times make prompt payment of contributions required to meet the minimum funding standards set forth in Sections 302 through 305 of the Pension Reform Act with respect to each of its Plans; (b) promptly, after the filing thereof, furnish to TFC copies of each annual report required to be filed pursuant to Section 103 of the Pension Reform Act in connection with each Plan for each Plan Year, including any certified financial statements or actuarial statements required pursuant to said Section 103; (c) notify TFC immediately of any fact, including, but not limited to, any Reportable Event arising in connection with any Plan which might constitute grounds for termination thereof by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States District Court of a Trustee to administer the Plan; and (d) notify TFC of any "Prohibited Transaction," as that term is defined in Section 406 of the Pension Reform Act. SPV will not, and will not permit its Affiliate to, (a) engage in any Prohibited Transaction; or (b) terminate any such Plan in a manner which could result in the imposition of a Lien on any asset of SPV pursuant, to
Section 4068 of the Pension Reform Act.

         6.16     Employees. SPV has no employees.

         6.17 Reservation System. The Reservation System for each Resort is fully operational for its intended purpose. The Reservation System includes the computer software owned by Silverleaf Club and licensed by Silverleaf Club to SPV and its successors and assigns, in each case so as to allow Purchasers reasonable access thereto. Such license is irrevocable and shall remain in effect so long as any Conveyed Assets remain outstanding. SPV acknowledges the significance of the Reservation System to the ability of the Resorts to operate properly and allow Purchasers to reserve assigned Units and exercise use rights. SPV will cause Developer and Silverleaf Club to prepare reports and provide information on the Reservation System promptly upon request from TFC.

         Nothing contained herein shall abrogate or otherwise interfere with any proprietary rights in the Reservation System that have been reserved by Silverleaf Club or its pledgees, so long as such proprietary rights are not asserted in a manner that would prevent the continued operation of the Reservation System as contemplated herein.

         6.18 Timeshare Documents and Reports. SPV has furnished to TFC true and correct copies of the Timeshare Documents listed on Exhibit G hereto which consist of all those placed on file by Developer with the applicable federal, state or local regulatory or recording agencies, offices or departments, if required.

         6.19 Operating Contracts. The contracts, agreements and arrangements listed and described on Exhibit K hereto comprise all of the material agreements and arrangements relating to the operation of the Resorts to which Developer is a party or holds any interest in and which in any way relate to the use, occupancy, maintenance or enjoyment of the Encumbered Timeshares, including without limitation, with respect to utilities, maintenance, management, services, marketing and sales under which the fees to be paid equal or exceed $50,000.00 (collectively, the "Operating Contracts").

         6.20 Tax Identification Numbers. SPV's and Developer's respective federal taxpayer's identification numbers are as follows:

               SPV:         SPV Tax ID Number

               Developer:   Developer Tax ID Number

         6.21 True Sales. Each Receivable has been conveyed to SPV pursuant to a "true" sale or contribution (and not merely a pledge) and SPV shall not be consolidated with Developer, any Subject Person or any of their Affiliates for the purposes of any Debtor Relief Laws.

         6.22 Account Information. The Lock-Box Accounts and the Collection Account are the only accounts to which Purchasers are directed to remit Collections. Within 30 calendar days of the Closing Date, SPV shall establish one or more merchant accounts in the name of the SPV (the "Merchant Accounts") in order to facilitate the processing of credit card payments for the Pledged Receivables. Such Merchant Accounts shall be dedicated solely to the Pledged Receivables. SPV shall instruct providers of the Merchant Accounts to deposit amounts credited to such Merchant Accounts into a Collection Account. Neither SPV nor Subservicer shall change such instructions without the written consent of TFC and the Administrative Agent.

         6.23 Interest in Real Property. The Timeshare underlying each Pledged Receivable is an interest in real property consisting of an undivided interest in fee simple in a lodging unit or group of lodging units at a Resort for a fixed or floating period of time; provided that, subject to the criteria set forth in the definition of Eligible Receivable, Timeshares underlying the Pledged

Receivables may be beneficial interests in the Oak N' Spruce Resort Trust and are therefore not fee interests in real property.

         6.24 Perfection Representations and Warranties. SPV, for the benefit of TFC and the other Secured Parties, makes the following representations and warranties (the "Perfection Representations and Warranties"):

         (a) General. This Loan Agreement creates a valid and continuing Lien on the Collateral and the proceeds thereof in favor of TFC, which (a) in the case of existing Collateral and the proceeds thereof, is enforceable upon execution of this Loan Agreement against creditors of and purchasers from SPV (or with respect to Substitute Receivables, as of the Substitution Date) and which will be enforceable with respect to the Collateral hereafter and thereafter created and the proceeds thereof upon such creation and (b) upon filing of the financing statements described in clause (d) below and, in the case of Substitute Receivables hereafter created, upon the creation thereof, will be prior to all other Liens (other than Permitted Liens).

         (b) Characterization. The Receivables constitute "instruments," "general intangibles" or "tangible chattel paper" within the meaning of Code
Section 9-102.

         (c) Creation. SPV owns and has good and marketable title to, or has a valid Lien on, the Collateral free and clear of any Lien, claim or encumbrance other than the Permitted Liens; provided, however, that nothing in this clause (c) shall prevent or be deemed to prohibit SPV from suffering to exist upon any of the Collateral any Liens for any taxes if such taxes shall not at the time be due and payable. SPV has received all consents and approvals, if any, to the pledge of the Collateral to TFC required by the terms of the items of Collateral that constitute "instruments."

         (d) Perfection. SPV has caused or will have caused, within ten days of the Closing Date, the filing of all appropriate financing statements in the proper Lien Filing Office and in all other appropriate jurisdictions under applicable law in order to perfect the security interest granted to TFC under the Loan Documents in the Collateral, and, with respect to any Substitute Receivables (if any additional filing is so necessary), within 10 days of the applicable Substitution Date. With respect to the items of Collateral that constitute an instrument or tangible chattel paper, either:

                  (i) All original executed copies of each such instrument or tangible chattel paper have been delivered to the Master Servicer; or

                  (ii) Such instruments or tangible chattel paper are in the possession of the Master Servicer, that it is holding such instruments or tangible chattel paper solely on behalf and for the benefit of TFC and the other Secured Parties.

         (e) Priority. Other than Permitted Liens, SPV has not pledged, assigned, sold, granted a Lien on, or otherwise conveyed, any of the Collateral. SPV has not authorized the filing of and is not aware of any financing statements, mortgage assignments or similar instruments that include a description of Collateral covering the Collateral other than any such document
(i) relating to the Liens granted by the SPV under this Loan Agreement, (ii) that has been terminated, (iii) relating to the Liens that have been granted pursuant to the terms of the

Loan Documents, or (iv) constituting a Permitted Lien. None of the instruments or tangible chattel paper that constitute or evidence the Collateral has any marks or notations indicating that they have pledged, assigned or otherwise conveyed to any Person other than the TFC or the other Secured Parties.

         6.25 Lines of Business. SPV engages in no other business activities other than the acquisition of Receivables, pledging such Receivables hereunder, and other activities relating to the foregoing to the extent permitted by the organizational documents of SPV, in each case, as in effect on the date hereof, or as amended with the prior written consent of TFC.

         6.26 Investment Company Act. SPV is not an "investment company" or an "affiliated" person of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

         6.27 Continuation and Investigation. The representations and warranties contained herein shall be and remain true and correct in all material respects so long as any of Obligations or Parallel Claims hereunder have not been fully satisfied, or so long as any part of the Loan shall remain outstanding. All representations, warranties, covenants and agreements made herein or in any certificate or other document delivered to TFC or the other Secured Parties by or on behalf of SPV, pursuant to or in connection with the Loan Documents, shall be deemed to have been relied upon by TFC or such Secured Parties, notwithstanding any investigation heretofore or hereafter conducted by or on behalf of TFC or such Secured Parties.

         6.28 Seismic Exposure. No portion of the Collateral constituting real property is located in a zone 3 or zone 4 of the "Seismic Zone Map of the U.S."

         6.29 Condemnation. No portion of the Collateral constituting real property has been taken in condemnation or other like proceedings nor is any proceeding pending, threatened or known to be contemplated for the partial or total condemnation or taking of any portion of the Collateral.

         6.30 Flood Zone. Except as disclosed in the surveys delivered pursuant hereto, no portion of the Collateral constituting real property is located in a flood hazard area as defined by the Federal Insurance Administration.

SECTION 7.        COVENANTS

         So long as any portion of the Obligations or the Parallel Claims remains unsatisfied, SPV hereby covenants and agrees with TFC to comply with all of the covenants set forth in this Section 7.

         7.1 Payment and Performance of Obligations. SPV shall repay all of the Loan and all related amounts when and as the same become due and payable, and SPV shall strictly observe and perform all of the Obligations, including without limitation, all covenants, agreements, terms, conditions and limitations contained in the Loan Documents, and will do all things necessary which are not prohibited by law to prevent the occurrence of any Event of Default hereunder; and SPV will maintain an office or agency in the State of Delaware where notices, presentations and demands in respect of the Loan Documents may be made upon SPV. Such office or agency and the books and records of SPV shall be maintained at SPV Address until such time as SPV shall notify TFC, in writing, of any change of location of such office or agency.

         7.2 Maintenance of Existence, Qualification and Assets. SPV shall at all times (i) maintain its legal existence, (ii) maintain its qualification, where required, to transact business and good standing in Delaware and each Resort State, and in any other jurisdiction where it conducts business in connection with the Resorts, and (iii) comply or cause compliance with all governmental laws, rules, regulations and ordinances applicable to SPV, the Resorts or its business, including without limitation the Timeshare Act and all other applicable time share and consumer protection acts and regulations.

         7.3 Consolidation and Merger. SPV shall not (a) enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution) or convey, transfer, lease or sell or otherwise dispose of all or substantially all of its assets (whether now owned or hereafter acquired) or acquire all or substantially all of the assets or capital stock or other ownership interest of any Person (whether in one transaction or a series of transactions) or (b) amend or modify its organizational documents, unless SPV shall have first obtained TFC's prior written approval, which may be granted, withheld or conditioned in TFC's sole discretion.

         7.4 Payment of Liabilities, Taxes and Claims. SPV will pay and discharge, when due, all of its obligations and liabilities, including all taxes imposed on or with respect to the Loan or any of the Loan Documents, the Collateral, the Encumbered Timeshares or on or with respect to SPV or any income, property or profits of SPV. SPV shall pay or cause to be paid, where applicable, all charges and assessments levied against SPV or the Collateral before any claim (including, without limitation, claims for labor, services, materials and supplies) arises for amounts which have become due and payable. Except for the Liens in favor of TFC granted pursuant to the Loan Documents, and except for Permitted Liens, SPV covenants that no statutory or other Liens whatsoever (including, without limitation, mechanics', materialmen's, judgment or tax liens) shall attach to any of the Collateral. In the event that any such Lien attaches to any portion of the Collateral, SPV shall, within thirty (30) days after any such Lien attaches, either (i) cause such Lien to be released of record; or (ii) provide TFC with a bond in accordance with the applicable laws of the Resort States issued by a corporate surety acceptable to TFC, in an amount and form acceptable to TFC.

         7.5 Inspections. SPV shall, at any time and from time to time and at the expense of SPV permit TFC, the Administrative Agent or their agents or representatives to inspect the Collateral and any of SPV's assets, including but not limited to all documents, bank statements, and other records within SPV's possession, custody or control, and to examine and make copies of and abstracts from its and, to the extent it has access thereto or possession thereof and the Applicable Timeshare Owners' Association's books, accounts, records, original correspondence, computer tapes, disks, software, and other papers as it may desire; and to discuss its affairs, finances and accounts with any of its officers, employees, Affiliates, contractors or independent certified public accountants (and by this provision, SPV authorizes said accountants to discuss with TFC, the Administrative Agent or their agents or representatives, the affairs, finances and accounts of SPV). TFC and the Administrative Agent agree to use reasonable efforts not to unreasonably interfere with SPV's business operations in connection with any such inspections. Without limiting the foregoing, TFC shall have the right to make such credit investigations as TFC may deem appropriate in connection with its review of Receivables, and SPV shall make available to TFC all credit information in SPV's possession or under its control or to which it may have access, with respect to Purchasers or other obligors under Receivables and as TFC or the Administrative Agent may request.

         7.6 Reporting Requirements. So long as any portion of the Obligations or the Parallel Claims remain unsatisfied, SPV shall furnish (or cause to be furnished, as the case may be) to TFC, in each case certified in writing by SPV as true and correct, the following:

                  (i) Monthly Reports. As soon as available and in any event within nine (9) days after the end of each calendar month, a report showing (A) the trial balance of the Pledged Receivables; (B) a current aging and delinquency report on the Pledged Receivables; (C) a report detailing the collections on each of the Pledged Receivables;
         (D) an Advance Amount report; (E) monthly reports from the Account Agent and Blocked Account Agreement; and (F) other monthly reports required pursuant to the Subservicing Agreement;

                  (ii) Quarterly Financial Reports. As soon as available and in any event within forty-five (45) days following the end of each calendar quarter, unaudited statements for the quarterly period in question and balance sheets of SPV as of the last day of such calendar quarter, all in such detail and scope as may be reasonably required by TFC, prepared in accordance with GAAP and on a basis consistent with prior accounting periods and certified as true and correct by SPV's chief financial officer, as appropriate;

                  (iii) Annual Financial Reports. As soon as available and in any event within one hundred twenty (120) days after the end of each calendar year or other fiscal year as may be applicable with respect to SPV (as used in this paragraph, a "Fiscal Year"), statements of income and expense of SPV for the annual period ended as of the end of such Fiscal Year, and balance sheets of SPV as of the end of such Fiscal Year, all in such detail and scope as may be reasonably required by TFC and prepared and audited by an independent certified public accounting firm acceptable to TFC in accordance with GAAP and on a basis consistent with prior accounting periods. Each annual financial statement of SPV shall be certified by SPV to be true, correct and complete, and shall otherwise be in form acceptable to TFC;

                  (iv) Officer's Certificate. Each set of annual Financial Statements or reports delivered to TFC pursuant to clauses (i), (ii) and (iii) above shall be accompanied by a certificate of an appropriate officer of SPV, setting forth that the signer has reviewed the relevant terms of this Loan Agreement (and all other agreements and exhibits between the relevant parties), have made, or caused to be made, under his/her supervision, a review of the transactions and conditions of SPV from the beginning of the period covered by the Financial Statements or reports being delivered therewith to the date of the certificate and that such review has not disclosed the existence during such period of any condition or event which constitutes a Default or Event of Default or, if any such condition or event existed or exists or will exist, specifying the nature and period of existence thereof and what action SPV and Developer have taken or propose to take with respect thereto;

                  (v) Delinquency Report. By the first Business Day of each month (or, if the Master Servicer shall so request, by the first Business Day of any week), the Subservicer shall deliver to SPV and TFC a report detailing the Receivables included in the Collateral as to which (as of the last day of the preceding month or, if applicable, week) more than the Specified Amount of any payment then due and payable but remained unpaid for more than sixty days from the due date for such payment;

                  (vi) Audit Reports. Promptly upon receipt thereof, one (1) copy of each other report submitted to SPV by independent public accountants or other Persons in connection with any annual, interim or special audit made by them of the books of SPV;

                  (vii) Notice of Default, Event of Default, etc. Immediately upon becoming aware of the existence of any condition or event which constitutes a Default, an Event of Default or a Developer Event of Termination, a written notice specifying the nature and period of existence thereof and what action SPV is taking or proposes to take with respect thereto;

                  (viii) Notice of Claimed Default. Immediately upon becoming aware that the holder of any material obligation or of any evidence of material indebtedness of SPV has given notice or taken any other action with respect to a claimed default or event of default thereunder, a written notice specifying the notice given or action taken by such holder and the nature of the claimed default or event of default and what action SPV is taking or proposes to take with respect thereto;

                  (ix) Material Adverse Developments. Immediately upon becoming aware of any claim, action, proceeding, development or other information which may have a Material Adverse Effect, SPV shall provide TFC with telephonic or telegraphic notice, followed by telecopied and mailed written confirmation, specifying the nature of such development or information and the anticipated effect thereof; it being understood that such events include, but are not limited to, the following:

                  (A) any material action, suit, proceeding, dispute, offset deduction, defense or counterclaim that is or is reasonably likely to have, individually or in the aggregate a Material Adverse Effect;

                  (B) the commencement or threat of any rule making or disciplinary proceedings or any proceedings instituted by or against SPV or Developer in any federal, state or local court or before any governmental body or agency, or before any arbitration board, or the promulgation of any proceeding or any proposed or final rule which, if adversely determined, would have a Material Adverse Effect;

                  (C) the commencement of any proceedings by or against SPV or Developer under any applicable bankruptcy, reorganization, liquidation, rehabilitation, insolvency or other similar law now or hereafter in effect or of any proceeding in which a receiver, liquidator, conservator, trustee or similar official shall have been, or may be, appointed or requested for SPV or Developer or any of its assets;

                  (D) the receipt of notice that (1) SPV or Developer is being placed under regulatory supervision, (2) any license, permit, charter, registration or approval necessary for the conduct of SPV or the Developer's business is to be, or may be, suspended or revoked, or (3) SPV or Developer is to cease and desist any practice, procedure or policy employed by Developer in the conduct of its business, and such cessation may have a Material Adverse Effect;

                  (E) (i) any Lien known to SPV made or asserted against any Collateral, (ii) any determination that a Receivable, designated as an Eligible Receivable in a Request Notice or otherwise, was not an Eligible Receivable at such time, or (iii) of the occurrence of any event which would have a material adverse effect on the aggregate value of the Collateral or on the validity of the transfers in any Loan Document;

                  (F) any events that would cause SPV's representation and warranty in Section 6.8 hereof to be materially incorrect if such representation and warranty were made after the occurrence of such event.

                  (x) Hazardous Materials. SPV shall promptly notify TFC of any change in the nature or extent of any Hazardous Materials maintained on, or under any Resort or used in connection therewith, and will deliver to TFC copies of any citation, orders, notices or other material governmental or other communication received with respect to any other Hazardous Materials, or other environmentally regulated substances affecting any Resort. TFC shall have the right to require SPV to periodically perform (at SPV's expense) an environmental audit and, if deemed reasonably necessary by TFC, an environmental risk assessment, each of which must be satisfactory to TFC, in its sole discretion, of the land. Such audit and/or risk assessment must be conducted by a licensed environmental consultant. All costs and expenses incurred by TFC in the exercise of such rights shall bear interest at the Applicable Default Rate and shall be payable by SPV upon demand;

                  (xi) Title Update. Upon SPV's or TFC's written request, updated Title searches with respect to the property subject to the Timeshare Mortgages and any related affidavit, in form and content sufficient to permit the Title Insurance Company to delete any exception for parties in possession, matters of survey, mechanics' or materialmen's liens, the gap and taxes and assessments which are due and payable;

                  (xii)    Survey. Upon SPV's or TFC's written request, three
         (3) original copies of an as built survey for each Resort, dated within ninety (90) days of such written request, satisfactory to SPV and TFC and prepared by a licensed surveyor satisfactory to SPV and TFC and the Title Insurance Company in accordance with the requirements of SPV and TFC, showing the location and dimensions of all buildings, Units, Common Amenities and other improvements thereon and indicating the routes of ingress and egress for public access to each Resort, all utility lines, walks, drives, recorded or visible easements and rights of way on the real property, and showing that there are no encroachments, improvements, projections or easements (recorded or unrecorded) on the property lines. Each survey with respect to any Resort shall certify the acreage of the real property which makes up such Resort and shall indicate whether such Resort is located within any flood hazard area. Each survey must be prepared in accordance with the standards set forth by ALTA/ACSM and those of any and all applicable state surveyors' bureaus or Applicable Timeshare Owners' Association as well as any and all regulations or applicable local, state and federal law and must be certified to SPV and TFC and the Title Insurance Company. The surveyor's certificate placed on each survey shall include a statement that said survey locates any and all times set forth as exceptions in the Title Policy as SPV or TFC may require, shall include a legal description of each Resort and otherwise satisfy all of the survey requirements SPV or TFC shall reasonably specify, and shall include any other information required by SPV or TFC and the Title Insurance Company. TFC shall pay the cost of each such survey if it does not make a similar survey request in connection with its additional credit facilities with Developer;

                  (xiii) Environmental Report. Upon SPV's or TFC's written request, an environmental report or reports covering each Resort, which shall be provided to TFC prior to the Closing Date, including all real property and personal property intended to be subject to the Timeshare Documents, confirming:

                  (A) that soil conditions are sufficient to support existing improvements and any contemplated Improvements, and confirming the absence of sinkholes;

                  (B) the absence of Hazardous Materials on, under or affecting any real property or personal property comprising each Resort;

                  (C) that the engineering or environmental consulting firm has obtained, reviewed and included within its report a CERCLIS printout from the Environmental Protection Agency (the "EPA"), statements from the EPA and other applicable state and local authorities and such other information as TFC may reasonably require, including, without limitation, a Phase I Environmental Inspection, all of which information shall confirm that there are no known or suspected Hazardous Materials located at or used or stored on or transported to or from, any Resort or in such proximity thereto as to create a material risk of contamination of the Collateral;

                  (D) the absence of radon gas at each Resort, including all of the Units, or, if radon gas is found to be present in any part of any Resort or the Units, that such presence is of a nature or magnitude so as to be fully in compliance with applicable standards under the Environmental Laws and all other applicable laws or standards;

                  (E) the absence of asbestos within the Units, Common Amenities or elsewhere at each Resort, or, if asbestos is found to be present in any part of any

                           Resort, that such presence is of a nature or magnitude which is able to be removed by a licensed removal contractor for a guaranteed maximum sum satisfactory to TFC; and

                  (F) the structural and mechanical integrity of the improvements on each Resort;

                  (xiv) Title Report. On June 30 and December 31 of each year (or if such day is not a Business Day, the preceding Business Day) (a "Title Report Date"), a report listing all Substitute Receivables pledged to TFC in each of the six Settlement Periods after the previous Title Report Date, or in case of the first Title Report Date, the six Settlement Periods after the Closing Date, and evidence that SPV has delivered to TFC, in the case of each Pledged Receivable existing on the Closing Date (other than ONS Receivables) and each Substitute Receivable with respect to which more than ninety (90) days have elapsed since the related Substitution Date (other than ONS Receivables), a mortgagee's title policy of the type described in
         Section 3.2(g) of the Developer Transfer Agreement with respect to such Receivable; and

                  (xv) Other Information. SPV will promptly deliver to TFC any other information related to the Loan, the Collateral, the Resorts, SPV, Developer or any Subject Person as TFC may in good faith request including, without limitation, annually, federal call reports relating to Account Agent, if any.

         7.7 Records. (a) SPV shall keep adequate records and books of account in accordance with GAAP reflecting all financial transactions of SPV with respect to the Resorts. In addition, SPV shall keep, and shall promptly deliver to TFC upon TFC's request therefor, complete, timely and accurate records of all payments made in respect of Pledged Receivables.

         (b) The SPV shall, at its own cost and expense, maintain satisfactory and complete records of the Collateral, including a record of all payments received and all credits granted with respect to the Collateral and all other dealings with the Collateral. The SPV will mark conspicuously with a legend, in form and substance satisfactory to TFC, its master computer records pertaining to the Collateral, to evidence this Loan Agreement, the Lien on the Collateral held by TFC and the other Secured Parties or their assignee. The SPV shall (i) provide to TFC or its representatives with access to, at any time on demand of TFC, all of the SPV's facilities, personnel, books and records pertaining to the Collateral, and (ii) allow TFC to occupy the premises of the SPV where such books and records are maintained, and utilize such premises, the equipment thereon and any personnel of the SPV that either such party may wish to employ to administer, service and collect the Collateral.

         7.8 FICA. SPV shall furnish to TFC within thirty (30) days after the expiration of each calendar quarter, proof reasonably satisfactory to TFC that SPV's and Developer's obligations to make all required deposits for F.I.C.A., social security and withholding taxes have been satisfied.

         7.9 Other Documents. SPV will maintain to the satisfaction of TFC, and make available to TFC, accurate and complete files relating to the Encumbered Timeshares, the

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

Pledged Receivables, each Resort and all of the other Collateral, and such files will contain true copies of each Pledged Receivable, as amended from time to time, copies of all relevant credit memoranda relating to such Receivables and all collection information and correspondence relating thereto.

         7.10 Further Assurances; Financing Statements. (a) SPV will execute and deliver, or cause to be executed and delivered, such other and further agreements, documents, instruments, certificates and assurances as, in the judgment of TFC exercised in good faith, may be necessary or appropriate to more effectively evidence or secure, and to ensure the performance of, the Obligations. In addition, SPV shall deliver to TFC from time to time, upon reasonable request by TFC, such documents, instruments and other matters or items as TFC may reasonably require to evidence SPV's compliance with the covenants set forth the Loan Documents or to enable TFC to comply with its obligations under the Securitization Facility Documents. SPV shall execute and deliver (or cause to be executed and delivered) to TFC all security agreements, financing statements, assignments and such other agreements, documents, instruments and certificates, and all supplements and amendments thereto, and take such other actions, as are (or TFC deems to be) necessary or appropriate in order to maintain (i) as valid, enforceable and perfected ownership interests, all interests of SPV in the Pledged Receivables and other Collateral transferred to it by Developer, and (ii) as valid, enforceable and perfected first priority liens and security interests, all Liens and security interests in the Collateral granted to TFC to secure the Obligations and the Parallel Claims. SPV shall not grant extensions of time for the payment of, or compromise for less than the full face value or release in whole or in part, any Purchaser or other Person liable for the payment of, or allow any credit whatsoever except for the amount of cash to be paid upon, any Collateral or any instrument, chattel paper or document representing the Collateral.

         (a) SPV hereby authorizes TFC to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral without the signature of the SPV or any other Person where permitted by law.

         7.11 Expenses and Closing Fees. Whether or not the transactions contemplated hereunder are consummated, SPV shall pay all expenses of TFC and the Administrative Agent relating to negotiating, preparing, documenting, closing, administering and enforcing this Loan Agreement and the other Loan Documents, including, but not limited to:

                  (i) the cost of preparing, reproducing and binding this Loan Agreement, the other Loan Documents and all exhibits and schedules thereto;

                  (ii) the fees and disbursements of counsel for TFC and the Administrative Agent; provided, that the aggregate amount paid in respect of such fees and disbursements incurred in connection with the Loan Documents and the Loan shall not exceed $600,000, and the parties hereto hereby acknowledge and agree that funds in an amount equal to $250,000 have previously been paid by SPV to TFC and such funds shall reduce the amount owing to TFC and the Administrative Agent pursuant to this clause (ii) (and shall be included in the amounts paid by SPV for purposes of the cap set forth in this proviso);

                  (iii) out-of-pocket expenses of TFC and the Administrative Agent, including, without limitation, expenses related to back-up or replacement servicing arrangements;

                  (iv) all fees and expenses (including fees and expenses of counsel for TFC and the Administrative Agent) relating to any amendments, waivers, consents or subsequent closings or other transactions pursuant to the provisions hereof;

                  (v) all costs, outlays, legal fees and expenses of every kind and character had or incurred in: (A) the interpretation or enforcement of any of the provisions of, or the creation, preservation or exercise of rights and remedies under, any of the Loan Documents including the costs of appeal; (B) the preparation for, negotiations regarding, consultations concerning, or the defense or prosecution of legal proceedings involving any claim or claims made or threatened against TFC (or the other Secured Parties) arising out of this transaction or the protection of the Collateral securing the Loan, expressly including, without limitation, the defense by TFC of any legal proceedings instituted or threatened by any Person to seek to recover or set aside any payment or set off theretofore received or applied by TFC or the other Secured Parties with respect to the Obligations or the Parallel Claims, and any and all appeals thereof; and (C) the advancement of any expenses provided for under any of the Loan Documents;

                  (vi) all expenses relating to the maintenance and administration of the Lockbox, Lockbox Accounts and the Collection Account and all fees and expenses of the Master Servicer and any escrow by the Title Insurance Company or any other escrow agent;

                  (vii) any custodial fees payable to the Custodian with respect to the original Pledged Receivables and related Collateral as provided herein or in any of the Loan Documents;

                  (viii) all costs and expenses incurred by TFC or the Administrative Agent under the SPV Note, and all late charges payable under the SPV Note; and

                  (ix) all real and personal property taxes and assessments, documentary stamp and intangible taxes, sales taxes, recording fees, title insurance premiums and other title charges, document copying, transmittal and binding costs, appraisal fees, lien and judgment search costs, fees of architects, engineers, environmental consultants, surveyors and any special consultants, construction inspection fees, brokers fees, escrow fees, wire transfer fees, and all travel and out-of-pocket expenses of TFC to conduct inspections or audits. Without limiting any of the foregoing, SPV shall pay the costs of Code and other searches, Code and other Loan Document recording and filing fees and applicable taxes and premiums on each mortgagee policy of title insurance delivered to TFC and the other Secured Parties pursuant to this Loan Agreement.

         7.12 Indemnification. In addition to (and not in lieu of) any other provisions of any Loan Document providing for indemnification in favor of TFC or the other Secured Parties, SPV hereby defends, indemnifies and holds harmless TFC, the other Secured Parties and their respective subsidiaries, Affiliates, officers, directors, agents, employees, representatives, consultants, contractors, servants, and attorneys, as well as the respective heirs, personal representatives, successors and assigns of any or all of them (hereinafter collectively the "Indemnified TFC Parties"), from and against, and agrees promptly to pay on demand or reimburse each of them with respect to, any and all liabilities, claims, demands, losses, damages, costs and expenses (including without limitation, reasonable attorneys' and paralegals' fees and costs), actions or causes of action of any and every kind or nature whatsoever asserted against or incurred by any of them by reason of or arising out of or in any way related or attributable to:

                  (i) any failure or alleged failure of SPV or its Affiliate to perform any of its covenants or obligations with respect to the Resort or to any Purchasers, or the debtor-creditor relationships between SPV or its Affiliate on the one hand, and the Purchasers, on the other;

                  (ii) the transactions contemplated under any of the Loan Documents or any of the Timeshare Documents, including without limitation, those in any way relating to or arising out of the violation of any federal or state laws or local statutes, ordinances, rules or regulations, including the Timeshare Act;

                  (iii) any breach of any covenant or agreement or the incorrectness or inaccuracy of any representation, warranty or certification of SPV or any of its Affiliates contained in this Loan Agreement or any of the Loan Documents (including without limitation any certification of SPV or any of its Affiliates delivered to TFC);

                  (iv) any and all taxes, including real estate, personal property, sales, mortgage, excise, intangible or transfer taxes, and any and all fees or charges, including, without limitation under the Timeshare Act in connection with the Collateral or the transactions contemplated by the Loan Documents, which may at any time arise or become due prior to the payment, performance and discharge in full of the Obligations;

                  (v) the breach of any representation or warranty as set forth herein regarding any Environmental Laws;

                  (vi) the failure of SPV or its Affiliates to perform any obligation or covenant herein required to be performed pursuant to any Environmental Laws;

                  (vii) the use, generation, storage, release, threatened release, discharge, disposal or presence on, under or about any Resort of any Hazardous Materials;

                  (viii) the removal or remediation of any Hazardous Materials from any Resort required to be performed pursuant to any Environmental Laws or as a result of recommendations of any environmental consultant or as required by TFC;

                  (ix) claims asserted by any Person (including without limitation any Governmental Authority), in connection with or any in any way arising out of the presence, use, storage, disposal, generation, transportation, release, or treatment of any Hazardous Materials on, in, under or affecting any Resort;

                  (x) the violation or claimed violation of any Environmental Laws in regard to any Resort;

                  (xi) the preparation of an environmental audit or report on any Resort, whether conducted by TFC or a third-party, or the implementation of environmental audit recommendations;

                  (xii) the commingling of any collections or the proceeds of the Collateral by any Person other than the Secured Parties, the Master Servicer or a Subservicer that is not Developer or its Affiliate;

                  (xiii) the failure to vest in SPV a valid, perfected first priority ownership interest in the Collateral, or to vest in TFC a first priority, perfected security interest in the Collateral;

                  (xiv) any defense, setoff, counterclaim, recoupment or reduction of liability asserted by a Purchaser or other obligor on the Pledged Receivables; and

                  (xv) any litigation, claim or proceeding of any type whatsoever in connection with the transactions contemplated by the Loan Documents or the Collateral.

         Such indemnification shall not give SPV any right to participate in the selection of counsel for an Indemnified TFC Party or the conduct or settlement of any dispute or proceeding for which indemnification may be claimed. TFC agrees to give SPV written notice of the assertion of any claim or the commencement of any action or lawsuit covered by this Section. It is the express intention of the parties hereto that the indemnity provided for in this Section, as well as the disclaimers of liability referred to in this Loan Agreement, are intended to and shall protect and indemnify each Indemnified TFC Party from the consequences of such Person's own negligence, whether or not that negligence is the sole or concurring cause of any liability, obligation, loss, damage, penalty, action, judgment, suit, claim, cost, expense or disbursement; provided, however, that SPV shall not be required to protect and indemnify any Person from the consequences of such Person's gross negligence, where such gross negligence is the sole cause of the liability, obligation, loss, damage, penalty, action, judgment, suit, claim, cost, expense or disbursement for which indemnification or protection would otherwise be required. The provisions of this Section shall survive the full payment, performance and discharge of the Obligations and the Parallel Claims and the termination of this Loan Agreement, and shall continue thereafter in full force and effect.

         If a court of competent jurisdiction should determine that SPV is entitled to recover damages from TFC for any reason or upon any cause, claim or counterclaim, in connection with the Loan or the transactions provided for or contemplated pursuant to this Loan Agreement or the other Loan Documents, SPV stipulates and agrees that any such damages or awards shall be limited to the amount of the fees (or any portion thereof) actually paid by SPV to TFC.

         7.13 Servicing. SPV may not terminate the Subservicing Agreement without TFC's prior written approval. The Subservicing Agreement shall be cancelable by TFC in TFC's sole discretion pursuant to its terms. If the Subservicer is an Affiliate of SPV, no servicing fees shall be paid during or with respect to any period of time in which an uncured Event of Default exists.

         7.14 Use of Name. SPV shall, and shall cause Developer under the Developer Transfer Agreement, at all times during the term of the Loan, permit TFC to use the name of SPV, any of its Affiliates and any Resort in any press release, advertisement or other promotional materials issued regarding the Collateral or the Loan; provided, however, that if no Event of Default has occurred, SPV shall have the prior right to receive and approve such use.

         7.15 Limitation on Other Debt/Further Encumbrances. Other than the unsecured deferred purchase price for Receivables owed to Developer by SPV as described in the Developer Transfer Agreement, SPV will not obtain financing or grant liens with respect to the Collateral, Encumbered Timeshares, Receivables or any of its other assets (whether now existing or created hereafter) other than those of law in favor of TFC or other Secured Parties.

         7.16 Restrictions on Transfers. SPV shall not, and shall not permit its Affiliate to, without obtaining the prior written consent of TFC and the Administrative Agent (which consent may be given, withheld or conditioned by such Person, in such Person's sole discretion), whether voluntarily or involuntarily, by operation of law or otherwise:

                  (i) transfer, sell, pledge, convey, hypothecate, factor or assign all or any portion of the Collateral, or contract to do any of the foregoing, including, without limitation, pursuant to options to purchase and so-called "installment sales contracts," "land contracts," or "contracts for deed" (except pursuant to Section 6.2 of the Developer Transfer Agreement and except that the Subservicer shall have the right to sell Timeshares to Purchasers in arms-length transactions in the ordinary course of the Developer's activities as Subservicer);

                  (ii) lease or license any portion of the Collateral, or change the legal or actual possession or use thereof (except rental or promotional entry use of Timeshares in the ordinary course of the Developer's activities as Subservicer); or

                  (iii) permit the assignment, transfer, delegation, change, modification or diminution of the duties or responsibilities of SPV or Developer under the Loan Documents or of any manager of any Resort approved by TFC as manager of such Resort (except for an assignment of such duties to a professional management company or companies reasonably acceptable to TFC).

         Without limiting the generality of the preceding sentence, and subject to the terms of this Loan Agreement, the prior written consent of TFC and the Administrative Agent shall be required for: (A) any transfer of the Collateral or any part thereof (except with respect to the sale of Timeshares to Purchasers in arms length transactions in the ordinary course of business) made to a subsidiary or other Affiliate of SPV or otherwise; (B) any transfer of all or any part of the Collateral by SPV to the Developer, the SPV Owners or their Affiliates or vice versa; and (C) any corporate merger or consolidation, disposition or other reorganization. In the event that TFC or the Administrative Agent, in such Person's sole discretion, is willing to consent to a transfer which would otherwise be prohibited by this Section, each of TFC and the Administrative Agent may condition its consent on such terms as it desires, including, without limitation, an increase in the Applicable Interest Rate and the requirement that SPV pay a transfer fee, together with any expenses incurred by TFC in connection with the granting of such consent (including, without limitation, attorneys' fees and expenses).

         If SPV violates the terms of this Section, in addition to any other rights or remedies which TFC may have hereunder, in any other Loan Document, or at law or in equity, TFC may, by written notice to SPV, increase, effective immediately as of the date of such violation, the Applicable Interest Rate to the Applicable Default Rate.

         7.17 Transactions with Affiliates. Without the prior written consent of TFC, SPV shall not enter into any transaction with any Affiliate including, without limitation, relating to the purchase, sale or exchange of any assets or properties or the rendering of any service, except in the ordinary course of, and pursuant to the reasonable requirements of, the operations of the Resorts and upon fair and reasonable terms.

         7.18 Restrictive Covenants. SPV will not without TFC's prior written consent, seek, consent to, or otherwise acquiesce in, any change in any private restrictive covenant, planning or zoning law or other public or private restriction, which would materially and adversely limit or alter the use of any Resort, Units or the Encumbered Timeshares.

         7.19 Subordinated Obligations. SPV will not, directly or indirectly: (i) permit any payment to be made in respect of any indebtedness, liabilities or obligations, direct or contingent, including without limitation, the Subordinated Indebtedness, to any of the Developer, the SPV Owners, the Subject Persons or their Affiliates which are subordinated by the terms thereof or by separate instrument to the payment of principal of, and interest on, the Secured Obligations, except in accordance with the terms of such subordination; provided, however, that so long as no Default or Event of Default exists with respect to the Loan and payment of any such Subordinated Indebtedness does not render SPV insolvent, such Subordinated Indebtedness may be repaid under such regularly scheduled payment terms as are approved in writing by TFC; (ii) permit the amendment, rescission or other modification of any such subordination provisions of any of SPV's subordinated obligations in such a manner as to affect adversely TFC's Lien in and to the Collateral or TFC's senior priority position and entitlement as to payment and rights with respect to the SPV Note, the Obligations and the Parallel Claims; or (iii) permit the prepayment or redemption, except for mandatory prepayments, of all or any part of SPV's obligations to the SPV Owners, the Subject Persons or their Affiliates, or of any subordinated obligations of SPV except in accordance with the terms of such subordination.

         7.20 Collateral; No Modifications. (a) Neither SPV nor any Subject Person shall take any action (or permit or consent to the taking of any action) which might impair the value of all or any portion of the Collateral or any of the rights of TFC with respect to the Collateral, nor shall SPV or any Subject Person cause or permit any amendment to or modification of the form or terms of any of the Pledged Receivables, Timeshare Mortgages or any Timeshare Documents, other than Permitted Modifications.

         (b) SPV (i) shall comply in all material respects with the Credit and Collection Policies with regard to each Pledged Receivable, and with the terms of such Receivable; and (ii) without prior written consent of TFC, shall not, and shall not permit Developer to, amend or otherwise modify the Credit and Collection Policy.

         (c) SPV shall not change its name, its chief executive office, the locations at which it does business or its corporate structure without first (i) providing prior notice to TFC, (ii) amending any recorded or filed documents which require amendment as a result thereof and (iii) providing TFC and the Administrative Agent an opinion of independent counsel, in form and substance satisfactory to them, as to the continuation of the first priority Lien of TFC and its assigns in the Collateral, each at SPV's expense.

         (d) SPV will defend the Collateral against, and will take such other action as is necessary to remove, any Lien or claim on or to the Collateral, other than Permitted Liens and SPV will defend the right, title and interest of TFC and the other Secured Parties and to all of the Collateral against claims and demands of all Persons whomsoever.

         (e) Except for Permitted Modifications, the SPV shall not, without the written consent of TFC, which may be given, withheld or conditioned by TFC in TFC's sole discretion, extend, amend, forgive, discharge, compromise, cancel or otherwise modify or waive the terms of any Collateral.

         7.21     [Reserved.]

         7.22 Limitations on Modifications, Waivers and Extensions of Loan Documents. Without the prior written consent of TFC, SPV will not, nor will it permit or allow any Person to, amend, modify, terminate or waive any provision of any Loan Document. SPV shall take such actions as TFC shall request to enforce SPV's rights under the Loan Documents, and shall take such actions as are necessary to enable TFC to exercise such rights in TFC's own name.

         7.23 Servicing. SPV shall not permit any Person other than the Master Servicer, the Back-Up Servicer and the Subservicer to service the Collateral without the prior written consent of TFC.

         7.24 True and Complete Disclosure. All written information furnished, including but not limited to any schedule or servicing report, by or on behalf of SPV or to the best of SPV's knowledge after diligent inquiry, Developer to TFC or the Master Servicer in connection with this Loan Agreement and the other Loan Documents and the transactions contemplated hereby and thereby will be true, correct and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified.

         7.25 Restrictions on Income and Accounts. The SPV shall not, without the written consent of TFC and the Administrative Agent, which may be given, withheld or conditioned by each of TFC and the Administrative Agent in its sole discretion, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Lien (other than Permitted Liens) upon or with respect to, or assign any right to receive income in respect of any Collateral with respect thereto, or upon or with respect to the account in which any Collections or other proceeds of any Collateral are deposited.

         7.26 Payment Instructions to Purchasers. The SPV shall not, without the written consent of TFC and the Administrative Agent, which may be given, withheld or conditioned by such Person in its sole discretion, make any change in its instructions to Purchasers regarding payments to be made to the Account Agent or payments to be deposited to the Collection Account (other than instructions to mail or deposit such payments to the Account Agent or in the Collection Account) as set forth in Section 2.4 hereof.

         7.27     [Reserved.]

         7.28 True Sales. The SPV shall not, without the written consent of TFC and the Administrative Agent, which may be given, withheld or conditioned by such Person in its sole discretion, make statements or disclosures or prepare any financial statements which shall account for the transactions contemplated by the Developer Transfer Agreement in any manner other than as a sale or contribution of the Conveyed Assets to the SPV, or in any other respect account for or treat the transactions contemplated thereby (including but not limited to, for accounting, tax and reporting purposes) in any manner other than as a sale, contribution or absolute assignment of the Conveyed Assets.

         7.29 Restrictions on Actions Affecting Rights. The SPV shall not, without the written consent of TFC and the Administrative Agent, which may be given, withheld or conditioned by such Person in its sole discretion, (a) take any action, or fail to take any action, if such action or failure to take action may interfere with the enforcement of any rights under this Loan Agreement or the Loan Documents that are material to the rights, benefits or obligations of TFC or its assigns; (b) take any action, or fail to take any action, if such action or failure to take action may interfere with the enforcement of any rights with respect to the Collateral; or (c) fail to pay any tax, assessment, charge, fee or other obligation of the SPV with respect to the Collateral, unless and to the extent only that such taxes, fees, assessment or other governmental charges shall be contested in good faith and by appropriate proceedings and that, to the extent required by GAAP, proper and adequate book reserves relating thereto are established by the SPV and then only to the extent that a bond is filed in cases where the filing of a bond is necessary to avoid the creation of a Lien against any of its properties, no tax lien or similar Lien has been filed, and no claim is being asserted with respect to any such tax, fees, assessment or other governmental charge, or fail to defend any action, if such failure to pay or defend may adversely affect the priority or enforceability of the first priority perfected security interest of TFC and its assigns in the Collateral or the right, title or interest of such Persons in the Collateral.

         7.30 Offices and Records. The SPV shall keep its chief place of business and chief executive offices at the SPV Address or, upon thirty (30) days prior written notice to TFC, at such other location in a jurisdiction where all action required by Section 7.17 shall have been taken with respect to the Collateral. In connection therewith, TFC may institute procedures to permit it to confirm the Purchaser outstanding balances in respect of any Collateral. The SPV agrees to render to TFC, at the SPV's own cost and expense, such clerical and other assistance as may be reasonably requested with regard to the foregoing. If an Event of Default or Default hereunder shall have occurred and be continuing, promptly upon request therefor, the SPV shall deliver to TFC records reflecting activity through the close of business on the immediately preceding Business Day.

         7.31 Maintenance of Licenses. The SPV shall acquire and maintain all licenses, permits, charters and registrations which are material to the conduct of its business.

         7.32 Breakage Costs. In the event the Loan is paid in full or the Confirmation to the ISDA Master Agreement, dated the Closing Date, is terminated prior to the Termination Date (as defined in such Confirmation) any related breakage costs or early termination payment will be paid by SPV to TFC upon demand therefor.

         7.33 Separate Corporate Existence. SPV hereby acknowledges that TFC is entering into the transactions contemplated by this Loan Agreement in reliance upon SPV's identity as a legal entity separate from its Affiliates. Therefore, from and after the date hereof, SPV shall take all reasonable steps to continue SPV's identity as a separate legal entity and to make it apparent to third Persons that SPV is an entity with assets and liabilities distinct from those of any of its Affiliates and any other Person, and is not a division of any such Affiliate or any other Person. Without limiting the generality of the foregoing, SPV shall take such actions, as shall be required in order that:

                  (i) SPV will be a Delaware corporation whose activities are restricted by its organizational documents to entering into this Loan Agreement and the other Loan Documents, and conducting such other activities as it deems necessary or appropriate to carry out the activities referred to in this Section.

                  (ii) Any employee, consultant or agent of SPV will be compensated from funds of SPV for services provided to SPV. SPV will engage no agents other than (i) a Master Servicer, which Master Servicer will be fully compensated for its services to Trust by payment of the Servicer Fee, and (ii) an administrator or manager pursuant to an administrative services agreement, whose ongoing fees, if any, will be paid from funds of SPV.

                  (iii) To the extent, if any, that SPV and Developer (or any other Affiliate thereof) share items of expenses such as legal, auditing and other professional services, such expenses will be allocated to the extent practical on the basis of actual use or the value of services rendered, and otherwise on a basis reasonably related to the actual use or the value of services rendered, it being understood that Developer shall pay all expenses relating to the preparation, negotiation, execution and delivery of the Loan Documents, including, without limitation, legal and other up-front fees.

                  (iv) SPV's operating expenses will not be the responsibility of Developer or any other Affiliate thereof.

                  (v)      SPV will have its own separate stationery.

                  (vi) SPV's books and records will be maintained separately from those of Developer and any other Affiliate thereof.

                  (vii) All audited financial statements of Developer or any Affiliate thereof that are consolidated to include SPV will contain, to the extent required by GAAP, detailed notes clearly stating that (A) all of SPV's assets are owned by SPV, and (B) SPV is a separate legal entity with creditors who have received ownership and/or security interests in SPV's assets.

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

                  (viii) SPV's assets will be maintained in a manner that facilitates their identification and segregation from those of Developer or any Affiliate thereof.

                  (ix) SPV will strictly observe independent business formalities in its dealings with Developer or any Affiliate thereof, including, without limitation, separate books and records, separate officers and separate meetings of the Board of Directors, and funds or other assets of SPV will not be commingled with those of Developer or any Affiliate thereof. SPV shall not maintain joint bank accounts or other depository accounts to which Developer or any Affiliate thereof has independent access. None of SPV's funds will at any time be pooled with any funds of Developer or any Affiliate thereof.

                  (x) SPV will maintain arm's-length relationships with Developer and any Affiliate thereof. Any Person that renders or otherwise furnishes services to SPV will be compensated by SPV at market rates for such services it renders or otherwise furnishes to SPV except as otherwise provided in these Loan Documents. Except as contemplated in the Loan Documents, SPV will not be and will not hold itself out to be responsible for the debts of Developer or any Affiliate thereof or the decisions or actions respecting the daily business and affairs of Developer or any Affiliate thereof; and none of Developer or any Affiliate thereof will hold itself out to be responsible for the debts of SPV or the decisions or actions respecting the daily business and affairs of SPV.

                  (xi) SPV shall mark, and cause the Developer to mark, its master computer records to clearly show that the Pledged Receivables have been conveyed by Developer to SPV, and have been subjected to liens in favor of TFC and its assigns.

         7.34 Lines of Business. SPV shall not engage in any other business activities other than the transactions expressly contemplated by the Loan Document and activities incidental thereto.

         7.35 Recordations and Endorsements. SPV shall or shall enforce its right under the Developer Transfer Agreement to cause each Receivable to be endorsed by the Developer in favor of SPV and by SPV in favor of TFC, and shall cause each Timeshare Mortgage to be properly assigned and recorded with each Lien Filing Office within twenty-one days of the date on which such related Receivable initially becomes part of the Collateral hereunder. SPV shall cause Developer to assign to TFC all of its interest as a secured party in and to all UCC filings made to secure or perfect an interest in the Pledged Receivables pertaining to the Oak N' Spruce Trust.

         7.36 Demand Note. SPV shall demand payment under the Demand Note immediately upon request of TFC or its assigns at any time (i) when an Event of Default or a Developer Event of Termination exists, or (ii) when SPV otherwise needs funds with which to pay the Obligations. TFC or its assigns may make such demand in the name of SPV or in its own name, but only to the extent necessary to satisfy the Obligations then due. SPV shall not make any such demand, or modify the terms of the Demand Note in any way, without the prior written consent of TFC and its assigns.

         7.37 Limitation on Distributions. SPV shall not declare, pay or make any distribution (in cash, property or obligations) on any membership interest (now or hereafter outstanding) of SPV or on any warrants, options or other rights with respect to any membership interest (now or hereafter outstanding) of SPV or apply any of its funds, property or assets to the purchase, redemption, sinking fund or other retirement of, any membership interest (now or hereafter outstanding) of SPV, or warrants, options or other rights with respect to any membership interest (now or hereafter outstanding) of the SPV, or make any deposit for any of the foregoing purposes; except that SPV may declare, pay or make distributions (in cash or property) on any membership interests or on warrants, options or other rights with respect to any membership interests or make loans to any holder of membership interests if immediately before and after giving effect to any proposed action described above, (i) no Event of Default or Developer Event of Termination shall have occurred and be continuing, and (ii) after giving effect to such distribution, SPV shall have a positive net worth calculated in accordance with GAAP.

         7.38 UCC Filings. SPV shall maintain, or shall cause the Subservicer to maintain, UCC filings, including amendments and continuations thereof, with regard to the Oak N' Spruce Trust necessary to maintain a first priority, perfected security interest therein in favor of TFC.

SECTION 8.        EVENTS OF DEFAULT

         8.1 Nature of Events. An "Event of Default" shall exist if any of the following occur:

         (a) Payments. If SPV or Developer fails to make, as and when due, any payment or mandatory prepayment of principal, interest, fees or other amounts with respect to the Loan Documents.

         (b) Covenant Defaults. If SPV or Developer fails to perform or observe any non-monetary covenant, agreement or warranty contained in this Loan Agreement or in any of the other Loan Documents and such failure continues for a period of fifteen (15) days.

         (c) Warranties or Representations. If any representation or other statement made by or on behalf of SPV or Developer or any of their respective affiliates in this Loan Agreement, in any of the other Loan Documents or in any instrument furnished in compliance with or in reference to the Loan Documents, is false, misleading or incorrect in any material respect as of the date made or reaffirmed.

         (d) Enforceability of Liens. If any ownership interest granted by Developer to SPV under the Developer Transfer Agreement, or any Lien or security interest granted by SPV or Developer to TFC in connection with the Loan, in either case is or becomes invalid or unenforceable or is not, or ceases to be, a perfected first priority ownership, lien or security interest in favor of SPV or TFC (as applicable) encumbering the asset to which it is intended to encumber, other than as expressly permitted by the terms hereof.

         (e) Insolvency. An Insolvency Event shall occur with respect to SPV, Developer or any Affiliate of SPV or Developer.

         (f) Subservicer Event of Default. A Subservicer Event of Default shall occur.

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

         (g) Attachment; Judgment; Tax Liens. The issuance, filing, levy or seizure against the Collateral, or, with respect to the Obligations, against SPV, Developer, any Subject Person or any Affiliate of one or more attachments, injunctions, executions, tax liens or judgments for the payment of money cumulatively in excess of $100,000, which is not discharged in full or stayed within thirty (30) days after issuance or filing. The issuance, filing, levy or seizure against any Resort of one or more attachments, injunctions, executions, tax liens or judgments for the payment of money cumulatively in excess of $100,000, which is not discharged in full or stayed within twenty (20) days after issuance or filing.

         (h) Failure to Deposit Proceeds. If SPV shall fail to deliver, or cause to be delivered, payments made under the Pledged Receivables directly to TFC, or if SPV, Developer or any Subject Person shall take any other act which TFC shall deem to be a conversion of all or any portion the Collateral or fraudulent with respect to TFC.

         (i) Timeshare Documents. If any Applicable Underlying Declaration, any of the other documents creating or governing any Resort, any applicable timeshare plan, any Applicable Timeshare Owners' Association or any restrictive covenants with respect to any Resort shall be terminated, amended, or modified in a manner that violates a covenant in the Loan Documents, without TFC's prior written consent.

         (j) Removal of Collateral. If SPV or its Affiliate conceals, removes, transfers, conveys, encumbers, sells, assigns or permits to be concealed, removed, transferred, conveyed or assigned, any of the Collateral in violation of the terms of any of the Loan Documents or with the intent to hinder, delay or defraud its creditors or any of them, including, without limitation, TFC.

         (k) Other Defaults. If a material default occurs in connection with any other loans or financing arrangements which SPV, Developer or any of their respective Affiliates may have with TFC.

         (l) Material Adverse Change. Any material adverse change in the financial condition of SPV or Developer in the condition, operation or occupancy of any Resort, or in the condition of the Collateral.

         (m) Default Under Other Agreements. Any default by SPV, Developer or any of their Affiliates (i) in the payment of any indebtedness to TFC; (ii) in the payment or performance of other indebtedness for borrowed money or obligations; provided (in the case of Developer) that the aggregate amount of all such defaults is in excess of $200,000; or (iii) in the payment or performance of any other material indebtedness or obligations.

         (n) Developer Delinquency Ratio. The Developer Delinquency Ratio for any Settlement Period shall exceed the Maximum Developer Delinquency Ratio.

         (o) Developer Default Ratio. The Developer Default Ratio for any Settlement Period shall exceed the Maximum Developer Default Ratio.

         (p) Loss of License. The suspension, loss, revocation or failure to renew or file for renewal of any registration, approval (if required), license, permit or franchise now held or hereafter acquired by SPV or Developer or with respect to the Encumbered Timeshares or any Resort or the failure to pay any fee, which is necessary for the continued operation of the Resort, Encumbered Timeshares or SPV's or Developer's business in the same manner as it is being conducted at the time of such loss, revocation, failure to renew or failure to pay.

         (q) Suspension of Sales. The issuance of any stay order, cease and desist order, injunction, temporary restraining order or other judicial or nonjudicial sanction limiting or materially affecting any Timeshare marketing or sales activities in respect of the Resorts or the enforcement of lender's remedies with respect to any thereof, which order or sanction is not terminated or dissolved within thirty (30) days after issuance.

         (r) Investment Company. SPV shall be an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         (s)      [Reserved.]

         (t) Encroachments and Permits. If all or any portion of the Improvements materially encroach upon any street or road, setback or easement or upon any adjoining property, or violate any ordinance, regulation, rule or direction of any federal or state agency, or of any governmental or quasi-governmental authority, or any zoning setback line, and any such event or condition could reasonably be expected to have a Material Adverse Effect; or if the building permit(s) shall be revoked or suspended or shall lapse, or if any building or other permit or license shall be conditional in nature and the conditions so as to prevent its invalidity shall not be punctually satisfied, and any such revocation, suspension, lapse or failure could reasonably be expected to have a Material Adverse Effect.

         (u) Breach. If any violation or breach shall occur in any agreement, covenant or restriction affecting title to all or any portion of the Resorts, including but not limited to any Permitted Liens, which would have a Material Adverse Effect.

         (v) Change of Control. Any Change of Control or any change of ownership of SPV that would result in the Developer owning less than all of the equity in SPV shall have occurred without the prior written consent of TFC.

         (w) Events with Respect to Resorts. Any Resort becomes subject to partial or total condemnation or is taken by a Governmental Authority by eminent domain, which condemnation shall have a material adverse effect on the collectibility of the related Collateral.

         (x) Loan Greater than Advance Amount. For any two consecutive Settlement Periods, the aggregate outstanding principal balance of the Loan is greater than the Advance Amount for each such Settlement Period.

         (y) Developer Transfer Agreement. Any event of default, event of termination or comparable event shall occur under the Developer Transfer Agreement or any other receivables transfer agreement or securitization agreement to which Developer or SPV is a party.

         (z) Cross-Default to TFC Loan Documents. Any "Event of Default," as such term is defined in any of the TFC Tranche A Loan Agreement, the TFC Tranche B Loan Agreement, the

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

TFC Tranche C Loan Agreement, the Inventory Loan Agreement or any other TFC Loan Document, shall occur under such TFC Loan Document.

SECTION 9.        REMEDIES

         9.1 Remedies Upon Default. Should an Event of Default occur, TFC shall have all rights and remedies provided under the Code and other applicable laws of the relevant jurisdiction and TFC may also take any one or more of the actions described in this Section 9, all without notice to SPV, Developer or any Subject Person, all of which rights and actions shall be cumulative:

         (a) Acceleration. Without demand or notice of any nature whatsoever, declare the unpaid balance of the Loan, or any part thereof, immediately due and payable, whereupon the same shall be due and payable.

         (b) Judgment. Reduce TFC's claim to judgment, foreclose or otherwise enforce TFC's Lien on all or any part of the Collateral by any available judicial or other procedure under law. TFC's right to sue and recover a judgment, either before, after or during the pendency of any proceeding for the enforcement of the applicable Lien, and the right of TFC to recover such judgment shall not be affected by any taking, possession or foreclosure sale hereunder or by the exercise of any other right, power or remedy for the enforcement of the terms or the foreclosure of the Lien thereof.

         (c) Sale of Collateral. After notification, if any, provided for in Section 9.2 below, sell or otherwise dispose of, at the office of TFC, or elsewhere, as chosen by TFC, all or any part of the Collateral, and any such sale or other disposition may be as a unit or in parcels, by public or private proceedings, and by way of one or more contracts (it being agreed that the sale of any part of the Collateral shall not exhaust TFC's power of sale, but sales may be made from time to time until all of the Collateral has been sold or until the Obligations and Parallel Claims have been paid in full and fully performed), and at any such sale it shall not be necessary to exhibit the Collateral. SPV hereby acknowledges and agrees that a private sale or sales of the Collateral, after notification as provided for in Section 9.2, shall constitute a commercially reasonable disposition of the Collateral sold at any such sale or sales, and otherwise, commercially reasonable action on the part of TFC.

         (d) Retention of Collateral. At its discretion, retain such portion of the Collateral as shall aggregate in value to an amount equal to the total amount owed by SPV pursuant to the Loan Documents, in satisfaction of the Obligations and Parallel Claims, whenever the circumstances are such that TFC is entitled and elects to do so under applicable law.

         (e) Purchase of Collateral. Buy all or any part of the Collateral at any public or private sale.

         (f) Exercise of Other Rights. TFC shall have all the rights and remedies of a secured party under the Code and other legal and equitable rights to which it may be entitled, including, without limitation, and without notice to SPV, the right to continue to collect all payments made on the Pledged Receivables, and to apply such payments to the Obligations and Parallel Claims, and to sue in its own name the maker of any defaulted Pledged Receivables. TFC may also exercise any and all other rights or remedies afforded by any other applicable laws or by the Loan Documents as TFC shall deem appropriate, at law, in equity or otherwise, including, but not limited to, the right to bring suit or other proceeding, either for specific performance of any covenant or condition contained in the Loan Documents or in aid of the exercise of any right or remedy granted to TFC in the Loan Documents. TFC shall also have the right to require SPV to assemble any of the Collateral not in TFC's possession, at SPV's expense, and make it available to TFC at a place to be determined by TFC which is reasonably convenient to both parties, and TFC shall have the right to take immediate possession of all of the Collateral, and may enter the Resorts or any of the premises of SPV or wherever the Collateral shall be located, with or without process of law wherever the Collateral may be, and, to the extent such premises are not the property of TFC, to keep and store the same on said premises until sold (and if said premises be the property of SPV, SPV agrees not to charge TFC for use and occupancy, rent, or storage of the Collateral, for a period of at least ninety (90) days after sale or disposition of the Collateral).

         9.2 Notice of Sale. Reasonable notification of the time and place of any public sale of the Collateral or reasonable notification of the time after which any private sale or other intended disposition of the Collateral is to be made shall be sent to SPV and to any other Person entitled under the Code to notice; provided, however, that if the Collateral threatens to decline speedily in value or is of a type customarily sold on a recognized market, TFC may sell or otherwise dispose of the Collateral without notification, advertisement or other notice of any kind. It is agreed that notice sent not less than ten (10) calendar days prior to the taking of the action to which such notice relates is reasonable notification and notice for the purposes of this
Section 9.2. TFC shall have the right to bid at any public or private sale on its own behalf. Out of money arising from any such sale, TFC shall retain an amount equal to all costs and charges, including attorneys' fees, for advice, counsel or other legal services or for pursuing, reclaiming, seeking to reclaim, taking, keeping, removing, storing and advertising such Collateral for sale, selling same and any and all other charges and expenses in connection therewith and in satisfying any prior Liens thereon. Any balance shall be applied upon the Obligations and Parallel Claims, and in the event of deficiency, SPV shall remain liable to TFC. In the event of any surplus, such surplus shall be paid to SPV or to such other Persons as may be legally entitled to such surplus. If, by reason of any suit or proceeding of any kind, nature or description against SPV, or by SPV or any other party against TFC, which in TFC's sole discretion makes it advisable for TFC to seek counsel for the protection and preservation of its security interest, or to defend its own interest, such expenses and counsel fees shall be allowed to TFC and the same shall be made a further charge and Lien upon the Collateral.

         In view of the fact that federal and state securities laws may impose certain restrictions on the methods by which a sale of Collateral comprised of Securities may be effected after an Event of Default, SPV agrees that upon the occurrence or existence of an Event of Default, TFC may, from time to time, attempt to sell all or any part of such Collateral by means of a private placement restricting the bidding and prospective purchasers to whose who will represent and agree that they are purchasing for investment only and not for, or with a view to, distribution. In so doing, TFC may solicit offers to buy such Collateral, or any part of it for cash, from a limited number of investors deemed by TFC, in its reasonable judgment, to be responsible parties who might be interested in purchasing the Collateral, and if TFC solicits such offers from not less than three (3) such investors, then the acceptance by TFC of the highest offer obtained therefrom shall be deemed to be a commercially reasonable method of disposition of such Collateral.

         9.3 Application of Collateral; Termination of Agreements. Upon the occurrence of any Event of Default, TFC may, with or without proceeding with such sale or foreclosure or demanding payment or performance of the Obligations, without notice, terminate TFC's further performance under this Loan Agreement or any other agreement or agreements between TFC and SPV or any Affiliate of SPV, without further liability or obligation by TFC, and may also, at any time, appropriate and apply on any Obligations any and all Collateral in its (or the Account Agent's) possession, any and all balances, credits, deposits, accounts, reserves, indebtedness or other moneys due or owing to SPV held by TFC hereunder or under any other financing agreement or otherwise, whether accrued or not. Neither such termination, nor the termination of this Loan Agreement by lapse of time, the giving of notice or otherwise, shall absolve, release or otherwise affect the liability of SPV in respect of transactions prior to such termination, or affect any of the Liens, security interests, rights, powers and remedies of TFC, but they shall, in all events, continue until all of the Obligations and Parallel Claims are satisfied.

         9.4 Rights of TFC Regarding Collateral. In addition to all other rights possessed by TFC, TFC, at its option, may from time to time after there shall have occurred an Event of Default, and so long as such Event of Default remains uncured, at its sole discretion, take the following actions:

         (a) Transfer all or any part of the Collateral into the name of TFC or its nominee;

         (b) Notify Purchasers and other obligors under the Pledged Receivables to make payments directly to TFC, or to otherwise take control of any proceeds of any of the Collateral;

         (c) Extend or renew the Loan and/or the Pledged Receivables or other Collateral and grant releases, compromises or indulgences with respect to the Obligations and/or the Pledged Receivables or other Collateral, any portion thereof, any extension or renewal thereof, or any security therefor, to any obligor hereunder or thereunder; and

         (d) Exchange certificates or instruments representing or evidencing the Collateral for certificates or instruments of smaller or larger denominations for any purpose consistent with the terms of this Loan Agreement.

         9.5 Delegation of Duties and Rights. TFC may execute any of its duties and/or exercise any of its rights or remedies under the Loan Documents by or through its officers, directors, employees, attorneys, agents or other representatives.

         9.6 TFC Not in Control. None of the covenants or other provisions contained in this Loan Agreement or in any other Loan Document shall give TFC the right or power to exercise control over the affairs and/or management of SPV or its Affiliates.

         9.7 Waivers. The acceptance by TFC at any time and from time to time of partial payments of the Loan or performance of the Obligations shall not be deemed to be a waiver of any Event of Default then existing. No waiver by TFC of any Event of Default shall be deemed to be a waiver of any other or subsequent Event of Default. No delay or omission by TFC in exercising any right or remedy under the Loan Documents shall impair such right or remedy or be construed as a waiver thereof or an acquiescence therein, nor shall any single or partial exercise of any such right or remedy preclude other or further exercises thereof, or the exercise of any other right or remedy under the Loan Documents or otherwise. Further, except as otherwise expressly provided in this Loan Agreement or by applicable law, SPV and each and every surety, endorser, guarantor and other party liable for the payment or performance of all or any portion of the Obligations, severally waive notice of the occurrence of any Event of Default, presentment and demand for payment, protest, and notice of protest, notice of intention to accelerate, acceleration and nonpayment, and agree that their liability shall not be affected by any renewal or extension in the time of payment of the Loan, or by any release or change in any security for the payment or performance of the Loan, regardless of the number of such renewals, extensions, releases or changes.

         9.8 Cumulative Rights. All rights and remedies available to TFC under the Loan Documents shall be cumulative of and in addition to all other rights and remedies granted to TFC under any of the Loan Documents, at law or in equity, whether or not the Loan is due and payable and whether or not TFC shall have instituted any suit for collection or other action in connection with the Loan Documents.

         9.9 Expenditures by TFC. Any sums expended by or on behalf of TFC pursuant to the exercise of any right or remedy provided herein shall become part of the Obligations and shall bear interest at the Applicable Default Rate, from the date of such expenditure until the date repaid.

         9.10 Diminution in Value of Collateral. TFC shall not have any liability or responsibility whatsoever for any diminution or loss in value of any of the Collateral, specifically including that which may arise from TFC's negligence or inadvertence, whether such negligence or inadvertence is the sole or concurring cause of any damage, but specifically excluding any diminution or loss in value which is actually and proximately caused by TFC's failure to retain the Pledged Receivables or otherwise due to TFC's gross negligence or willful misconduct.

SECTION  10.      CERTAIN RIGHTS OF TFC

         10.1 Protection of Collateral. TFC may, at any time and from time to time, take such actions as TFC deems necessary or appropriate to protect TFC's Liens and security interests in and to preserve the Collateral, and to establish, maintain and protect the enforceability of TFC's rights with respect thereto, all at the expense of SPV. SPV agrees to cooperate fully with all of TFC's efforts to preserve the Collateral and TFC's Liens, security interests and rights and will take such actions to preserve the Collateral and TFC's Liens, security interests and rights as TFC may direct, including, without limitation, by promptly paying upon TFC's demand therefor, all documentary stamp taxes or other taxes that may be or may become due in respect of any of the Collateral. All of TFC's expenses of preserving the Collateral and its Liens and security interests and rights therein shall be added to the principal amount of the Loan.

         10.2 Performance by TFC. If SPV or its Affiliate fails to perform any agreement contained in the Loan Documents, and subject to any notice or cure periods, TFC may itself perform, or cause the performance of, such agreement, and the expenses of TFC incurred in connection therewith shall be payable by SPV under Section 10.5 below. In no event, however, shall TFC have any obligation or duty whatsoever to perform any covenant or agreement of SPV or its Affiliate contained herein or in any of the other Loan Documents, and any such performance by TFC shall be wholly discretionary with TFC. The performance by TFC of any agreement or covenant of SPV or its Affiliate on any occasion shall not give rise to any duty on the part of TFC to perform any such agreements or covenants on any other occasion or at any time. In addition, SPV acknowledges that TFC shall not at any time or under any circumstances whatsoever have any duty to SPV or to any other Person to exercise any of TFC's rights or remedies hereunder.

         10.3 No Liability of TFC. Neither the acceptance of this Loan Agreement by TFC, nor the exercise of any rights hereunder by TFC, shall be construed in any way as an assumption by TFC of any obligations, responsibilities or duties of SPV or its Affiliate arising in connection with the Resorts or under the Timeshare Documents, any applicable statutes, ordinances, rules or regulations, under any of the Operating Contracts, or in connection with any other business of SPV or its Affiliate or the Collateral, or otherwise bind TFC to the performance of any obligations with respect to the Resorts or the Collateral; it being expressly understood that TFC shall not be obligated to perform, observe or discharge any obligation, responsibility, duty, or liability of SPV or its Affiliate with respect to the Resorts or any of the Collateral, or under any of the Timeshare Documents, any applicable statutes, ordinances, rules or regulations, or under any of the Operating Contracts, including, but not limited to, appearing in or defending any action, expending any money or incurring any expense in connection therewith. Without limitation of the foregoing, neither this Loan Agreement, any action or actions on the part of TFC taken hereunder, nor the acquisition of the Pledged Receivables and the related Timeshare Mortgages by TFC prior to or following the occurrence of an Event of Default shall constitute an assumption by TFC of any Obligations of SPV or its Affiliate with respect to the Resorts or the Pledged Receivables, the related Timeshare Mortgages or any documents or instruments executed in connection therewith, and SPV or its Affiliate shall continue to be liable for all of its obligations thereunder or with respect thereto.

         10.4 Right to Defend Action Affecting Security. TFC may, at SPV's expense, appear in and defend any action or proceeding, at law or in equity, which TFC in good faith believes may affect the Liens or security interests granted under this Loan Agreement, including without limitation, with respect to Pledged Receivables, Timeshare Mortgages, the value of the Collateral or TFC's rights under any of the Loan Documents.

         10.5 Expenses. All expenses payable by SPV under any provision of this Loan Agreement shall be an Obligation of SPV, and if paid by TFC, shall be repaid by SPV to TFC, upon demand, and shall bear interest at the Applicable Default Rate from the date of payment of such expense(s) by TFC until repaid by SPV.

         10.6 Right of Set-Off. TFC shall have the right to set-off against any or all of the Collateral any Obligations then due and unpaid by SPV. SPV shall not exercise any rights of set-off against TFC in order to reduce or satisfy the Obligations or any other amounts owing to TFC. SPV shall satisfy the Obligations when due in good funds denominated in U.S. Dollars.

         10.7 No Waiver. No failure or delay on the part of TFC in exercising any right, remedy or power under this Loan Agreement or in giving or insisting upon strict performance by SPV hereunder or in giving notice hereunder shall operate as a waiver of the same or any other power or right, and no single or partial exercise of any such power or right shall preclude any other or further exercise thereof or the exercise of any other such power or right. TFC, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by SPV of any and all of the terms and provisions of this Loan Agreement to be performed by SPV. The collection and application of proceeds, the entering and taking possession of the Collateral, and the exercise of the rights of TFC contained in this Loan Agreement and the other Loan Documents shall not cure or waive any Default, or affect any Default or affect any notice of Default, or invalidate any acts done pursuant to such notice. No waiver by TFC of any breach or Default of or by any party hereunder shall be deemed to alter or affect TFC's rights hereunder with respect to any prior or subsequent Default.

         10.8 Right of TFC to Extend Time of Payment, Substitute, Release Security, Etc. Any of the following actions by TFC or its assigns, with or without notice, shall not impair or otherwise affect the liability of any Person or entity, including, without limitation, SPV or Developer for the payment or performance of any of their obligations under the Loan Documents and shall not affect or impair TFC's Lien on the Collateral, or the remainder thereof, as security for the full amount of the Obligations or Parallel Claims: (a) release of any Person liable for the payment of the Loan; (b) of extension the time or otherwise alter the terms of payment of the Loan; (c) acceptance of additional security for the Obligations or Parallel Claims of any kind, including deeds of trust or mortgages and security agreements; (d) alteration, substitution or release of any property securing the Obligations or Parallel Claims; (e) realization upon any Collateral for the payment of all or any portion of the Obligations or Parallel Claims in such order and manner as it may deem fit; or
(f) entering into, modifying or terminating any subordination, guaranty or other agreement affecting this Loan Agreement or the lien or charge thereof.

         10.9 Assignment of TFC's Interest. SPV acknowledges that its right, title and interest in, to and under the Developer Transfer Agreement to which it is a party constitute part of the Collateral, including, without limitation, all amounts due thereunder. TFC may assign, without SPV's consent, the Loan and its interests in this Loan Agreement and the other Loan Documents to any other Person, including, without limitation, any of its Affiliates. The Administrative Agent, pursuant to the terms of the Securitization Facility Documents, has a security interest in this Loan Agreement and the other Loan Documents and may from time to time enforce TFC's rights and remedies hereunder. The Administrative Agent, as TFC's assignee, has the right, at any time, to give or withhold any consent, request, notice, direction, approval, demand, extension or waiver requested from TFC in its capacity as lender (but not as Master Servicer) hereunder. In the event of a conflict between any such consent, request, notice, direction, approval, demand, extension or waiver given by TFC and any such item given by the Administrative Agent, the request, notice, direction or demand of the Administrative Agent shall control; provided that this Section shall not constitute a waiver by TFC or its Affiliates of any of their rights under, or any provision of, the Securitization Facility Documents concerning the Administrative Agent's exercise of the rights described in this Section. The Administrative Agent shall not be obligated to perform any of TFC's duties or obligations under or in connection with this Loan Agreement or the other Loan Documents. The Administrative Agent, as TFC's Collateral assignee, shall have the benefit of all representations and warranties made to SPV in the Developer Transfer Agreement or made by SPV in this Loan Agreement.

         10.10 Notice to Purchaser. SPV authorizes any of TFC, the Account Agent or Master Servicer (but neither TFC, the Account Agent or the Master Servicer shall be obligated) to communicate at any time and from time to time with any Purchaser or any other Person primarily or secondarily liable under a Pledged Receivable with regard to the Lien of TFC or the other Secured Parties thereon and any other matter relating thereto, and by no later than the Closing Date, SPV shall deliver to TFC a notification to the Purchasers executed in blank by SPV and in form acceptable to TFC, pursuant to which the Purchasers (or other obligors) may be directed to remit all payments in respect of the Collateral as TFC may require.

         10.11 Collection of Pledged Receivables. SPV hereby directs and authorizes each Person liable for the payment of any Pledged Receivable and promptly after the Closing Date, shall direct in writing each such Person, to pay each installment thereon to the applicable Account Agent, pursuant to the applicable Blocked Account Agreement, unless and until directed otherwise by written notice from the Administrative Agent or, at the Administrative Agent's direction, from SPV, after which such parties are and shall be directed to make all further payments on the Pledged Receivables in accordance with the directions of the Administrative Agent. SPV hereby further authorizes, directs and empowers the Account Agent, the Master Servicer or any other Person as may be designated by the Administrative Agent in writing to collect and receive all checks and drafts evidencing such payments and to endorse such checks or drafts in the name of SPV and upon such endorsements, to collect and receive the money therefor. The right to endorse checks and drafts granted pursuant to the preceding sentence is irrevocable by SPV, and the banks or banks paying such checks or drafts upon such endorsements, as well as the signers of the same, shall be as fully protected as though the checks or drafts had been endorsed by SPV.

         10.12 Power of Attorney. SPV does hereby irrevocably constitute and appoint TFC as SPV's true and lawful agent and attorney-in-fact, with full power of substitution, for SPV and in SPV's name, place and stead, or otherwise, to
(a) endorse any checks or drafts payable to SPV in the name of SPV and in favor of TFC as provided in Section 10.11 above; (b) to demand and receive from time to time any and all property, rights, titles, interests and liens hereby sold, assigned and transferred, or intended so to be, and to give receipts for same;
(c) upon an Event of Default, to institute and prosecute, in TFC's own name, any and all proceedings at law, in equity, or otherwise, that TFC may deem proper in order to collect, assert or enforce any claim, right or title, of any kind, in and to the property, rights, titles, interests and liens hereby sold, assigned or transferred, or intended so to be, and to defend and compromise any and all actions, suits or proceedings in respect of any of the said property, rights, titles, interests and liens; (d) upon an Event of Default, to change SPV's post office mailing address; and (e) upon an Event of Default, generally to do all and any such acts and things in relation to the Collateral as TFC shall in good faith deem advisable. SPV hereby declares that the appointment made and the powers granted pursuant to this Section 10.12 are coupled with an interest and are and shall be irrevocable by SPV in any manner, or for any reason, unless and until a release of the same is executed by TFC and duly recorded in the appropriate public records of the Resort States.

         10.13 Relief from Automatic Stay, etc. TFC is making the Loan evidenced by the SPV Note and this Loan Agreement in reliance on SPV's express assurances that it shall not attempt to delay or frustrate the exercise of any rights or remedies granted TFC hereunder upon the occurrence of an Event of Default hereunder. In the event that SPV shall make application for or seek relief or protection under the United States Bankruptcy Code (the "Bankruptcy Code") or other Debtor Relief Laws, SPV admits, stipulates and agrees that such application shall have been filed in bad faith and in abrogation of SPV's express assurances to TFC hereunder to the contrary, to frustrate or delay the exercise of any of the rights and remedies available to TFC under this Loan Agreement and/or at law or in equity, and shall be deemed to have been so filed in the United States Bankruptcy Court (the "Bankruptcy Court") or other court in which such filing was made. In any case filed by or against SPV under the Bankruptcy Code or other Debtor Relief Law, TFC shall have, in addition to any and all rights and remedies available to TFC under this Loan Agreement and/or at law or in equity, the right (and SPV agrees not to interpose any objection thereto and hereby waives its rights with respect thereto) to request and receive from the Bankruptcy Court, or from such other court of competent jurisdiction, immediate relief from the automatic stay imposed under Section 362 of the Bankruptcy Code or any similar provision under any other federal or state law or statute, any stay or other restriction on the rights and remedies of TFC under any of the court's equitable powers, a termination of the exclusive period provided by Section 1121 of the Bankruptcy Code, or by any similar provision of any other federal or state law or statute, and a dismissal of the bankruptcy case or proceeding. In addition, SPV agrees that it will not seek, directly or indirectly, in any case commenced by or against it under the Bankruptcy Code or other Debtor Relief Law, any extension of the exclusivity period otherwise available to a debtor under the Bankruptcy Code including, without limitation, the exclusivity period provided under Section 1121 of the Bankruptcy Code. Nothing in this Loan Agreement shall be deemed in any way to limit or restrict any rights of TFC to seek in the Bankruptcy Court, or any other court of competent jurisdiction, any relief TFC may deem appropriate in the event that a voluntary or involuntary petition under the Bankruptcy Code or other Debtor Relief Law is filed by or against SPV or Developer.

SECTION 11.       TERM OF AGREEMENT

         This Loan Agreement shall continue in full force and effect, and the security interests granted hereby and the duties, covenants and liabilities of SPV hereunder and all the terms, conditions and provisions hereof relating thereto shall continue to be fully operative until all of the Obligations and Parallel Claims have been satisfied in full. SPV expressly agrees that if SPV makes a payment to TFC, which payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, or otherwise required to be repaid to a trustee, receiver or any other party under any Debtor Relief Laws, state or federal law, common law or equitable cause, then to the extent of such repayment, the Obligations or any part thereof intended to be satisfied and the Liens provided for hereunder securing the same shall be revived and continued in full force and effect as if said payment had not been made.

SECTION 12.       MISCELLANEOUS

         12.1 Notices. All notices, requests and other communications to either party hereunder shall be in writing and shall be given to such party at its address set forth below or at such other address as such party may hereafter specify for the purpose of notice to TFC or SPV. Each such

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

notice, request or other communication shall be effective (a) if given by mail, when such notice is deposited in the United States Mail with first class postage prepaid, and addressed as aforesaid, provided that such mailing is by registered or certified mail, return receipt requested; (b) if given by overnight delivery, when deposited with a nationally recognized overnight delivery service such as Federal Express or Airborne, with all fees and charges prepaid, addressed as provided below; or (c) if given by any other means, when delivered at the address specified in this Section 12.1:

         If to SPV:                    SPV Address

         With a Copy to:               Developer Address

         And a Copy to:                Meadow Owens Collier Reed Cousins & Blau,
                                         LLP
                                       901 Main Street, Suite 3700
                                       Dallas, Texas  75202
                                       Attention:  George Bedell

         If to TFC:                    Textron Financial Corporation
                                       333 East River Drive
                                       Suite 104
                                       East Hartford, Connecticut 06108
                                       Attention: Conduit Manager

         With a Copy to:               Textron Financial Corporation
                                       P.O. Box 6687
                                       Providence, Rhode Island 02940-6687
                                       Attention: Vice President - TFD Division
                                         Counsel

         And to:                       Textron Financial Corporation
                                       333 East River Drive
                                       Suite 104
                                       East Hartford, Connecticut  06108
                                       Attention:  Division President -
                                          Timeshare Finance
                                       Division

         If to Administrative Agent:   Citicorp North America, Inc.
                                       450 Mamaroneck Ave.
                                       Harrison, New York  10528
                                       Attn:  Global Securitization

         Notwithstanding the foregoing, copies of the requests or notices from SPV to TFC which are specified in Section 12.10 of this Loan Agreement shall not be delivered to TFC's Providence, Rhode Island address. In addition, all documents, instruments and other items to be delivered to TFC from time to time pursuant to this Loan Agreement shall be delivered to TFC's office in East Hartford Connecticut.

         12.2 Survival. All representations, warranties, covenants and agreements made by SPV herein, in the other Loan Documents or in any other agreement, document, instrument or certificate delivered by or on behalf of SPV under or pursuant to the Loan Documents shall be considered to have been relied upon by TFC and shall survive the delivery to TFC of such Loan Documents (and each part thereof), regardless of any investigation made by or on behalf of TFC.

         12.3 Governing Law. THIS LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS (EXCEPT AS MAY BE EXPRESSLY PROVIDED THEREIN TO THE CONTRARY) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCLUSIVE OF ITS CHOICE OF LAWS PRINCIPLES. SPV HEREBY AGREES TO ACCEPT THE STATE COURTS LOCATED IN NEW YORK, NEW YORK AS HAVING PROPER JURISDICTION AND BEING THE PROPER VENUE FOR ANY LEGAL PROCEEDINGS ARISING OUT OF THE LOAN DOCUMENTS.

         12.4 Limitation on Interest. TFC and SPV intend to comply at all times with all applicable usury laws. All agreements between TFC and SPV, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of demand or acceleration of the maturity of the SPV Note or otherwise, shall the interest contracted for, charged, received, paid or agreed to be paid to TFC exceed the highest lawful rate permissible under applicable usury laws. If, from any circumstance whatsoever, fulfillment of any provision hereof, of the SPV Note or of any other Loan Documents shall involve transcending the limit of such validity prescribed by any law which a court of competent jurisdiction may deem applicable hereto, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity; and if from any circumstance TFC shall ever receive anything of value deemed interest by applicable law which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal of the Loan and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal of the Loan, such excess shall be refunded to SPV. All interest paid or agreed to be paid to TFC shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal so that the interest on the Loan for such full period shall not exceed the highest lawful rate. SPV agrees that in determining whether or not any interest payment under the Loan Documents exceeds the highest lawful rate, any non-principal payment (except payments specifically described in the Loan Documents as "interest") including without limitation, prepayment fees and late charges, shall to the maximum extent not prohibited by law, be an expense, fee, premium or penalty rather than interest. TFC hereby expressly disclaims any intent to contract for, charge or receive interest in an amount which exceeds the highest lawful rate. The provisions of the SPV Note, this Loan Agreement, and all other Loan Documents are hereby modified to the extent necessary to conform with the limitations and provisions of this Section, and this Section shall govern over all other provisions in any document or agreement now or hereafter existing. This Section shall never be superseded or waived unless there is a written document executed by TFC and SPV, expressly declaring the usury limitation of this Loan Agreement to be null and void, and no other method or language shall be effective to supersede or waive this paragraph.

         12.5 Invalid Provisions. If any provision of this Loan Agreement or any of the other Loan Documents is held to be illegal, invalid or unenforceable under present or future laws

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

effective during the term thereof, such provision shall be fully severable, this Loan Agreement and the other Loan Documents shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof or thereof, and the remaining provisions hereof or thereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance therefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Loan Agreement and/or the other Loan Documents (as the case may be) a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

         12.6 Successors and Assigns. This Loan Agreement and the other Loan Documents shall be binding upon and inure to the benefit of SPV and TFC and their respective successors and assigns; provided that SPV may not transfer or assign any of its rights or obligations under this Loan Agreement, or the other Loan Documents without the prior written consent of TFC. This Loan Agreement and the transactions provided for or contemplated hereunder or under any of the Loan Documents are intended solely for the benefit of the parties hereto and the Secured Parties. No other Person shall have any rights or derive any benefits under or with respect to this Loan Agreement, or the other Loan Documents except as specifically set forth herein or otherwise provided in a written document signed by SPV and TFC. No Person other than SPV shall have any standing to require satisfaction of the conditions for instance set forth therein in accordance with the terms or be entitled to assume that TFC will refuse to make the Loan in the absence of strict compliance with any or all thereof, in no other Person, other than TFC, under any circumstances whatsoever, shall be deemed to be a beneficiary of such conditions, any or all of which TFC may freely waive in whole or in part, at any time, in its sole discretion, if it deems it desirable to do so. In particular, TFC makes no representation and assumes no obligation as to any Person concerning the quality of the construction of the Improvements by SPV or the absence therefrom of defects. In this connection, SPV agrees to and shall indemnify TFC from any liability, claim or loss, together with attorneys' fees and costs, resulting from the disbursement of the Loan proceeds or from the condition of any Resort, whether related to the quality of construction or otherwise and whether arising during or after the term of the Loan. This provision shall survive the repayment of the Loan and shall continue in full force and effect so long as the possibility of such liability or claim exists.

         12.7 Amendment. This Loan Agreement (including all exhibits and schedules hereto) may not be amended or modified, and no term or provision hereof may be waived, except by a written instrument signed by all of the parties hereto and the Administrative Agent.

         12.8 Counterparts; Effectiveness. This Loan Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signature thereto and hereto were on the same instrument. This Loan Agreement shall become effective upon TFC's receipt of one or more counterparts hereof signed by SPV and TFC.

         12.9 TFC Not a Fiduciary. The relationship between SPV and TFC is solely that of debtor and creditor, and TFC has no fiduciary or other special relationship with SPV and no term or provision of any of the Loan Documents shall be construed so as to deem the relationship between SPV and TFC to be other than that of debtor and creditor.

         12.10 Return of Receivables. In the event that all Obligations and the Parallel Claims are fully satisfied, then within a reasonable time after TFC's release of its security interest in the Collateral under Section 3.1, TFC shall endorse the Pledged Receivables "Pay to the order of Silverleaf Finance II, Inc., without recourse," and deliver such Pledged Receivables, together with any other nonrecourse Collateral reassignment documents requested and prepared by SPV, at SPV's sole cost and expense.

         12.11 Accounting Principles. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Loan Agreement, the same shall be determined or made in accordance with GAAP consistently applied at the time in effect, to the extent applicable, except where such principles are inconsistent with the requirements of this Loan Agreement.

         12.12 Total Agreement. This Loan Agreement and the other Loan Documents, including the exhibits and schedules to them, (i) comprise the entire agreement between the parties relating to the subject matter hereof and supersedes all prior agreements and understandings, both oral and written, between the parties hereto relating to the subject matter hereof, (ii) cannot be changed or terminated orally or by course of conduct, and (iii) shall be deemed effective as of the date it is accepted by TFC at the offices set forth above.

         12.13 Litigation. TO THE FULLEST EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF SPV AND TFC HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND OR CLARIFY ANY RIGHT, POWER, REMEDY OR DEFENSE ARISING OUT OF OR RELATED TO THIS LOAN AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN, WHETHER SOUNDING IN TORT OR CONTRACT OR OTHERWISE, OR WITH RESPECT TO ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PARTY; AND EACH AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A JUDGE AND NOT BEFORE A JURY. EACH OF SPV AND TFC FURTHER WAIVES ANY RIGHT TO SEEK TO CONSOLIDATE ANY SUCH LITIGATION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER LITIGATION IN WHICH A JURY TRIAL CANNOT OR HAS NOT BEEN WAIVED. FURTHER, SPV HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF TFC, INCLUDING TFC'S COUNSEL, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT TFC WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION. SPV ACKNOWLEDGES THAT THE PROVISIONS OF THIS SECTION ARE A MATERIAL INDUCEMENT TO TFC'S ACCEPTANCE OF THIS LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS.

         The waiver and stipulations of SPV and TFC in this Section 12.13 shall survive the final payment or performance of all of the Obligations and Parallel Claims and the resulting termination of this Loan Agreement.

         12.14 Incorporation of Exhibits. This Loan Agreement, together with all exhibits and schedules hereto, constitute one document and agreement which is referred to herein by the use of the defined term "Loan Agreement." Such exhibits and schedules are incorporated herein as though fully set out in this Loan Agreement. The definitions contained in any part of this Loan Agreement shall apply to all parts of this Loan Agreement.

         12.15 Consent to Advertising and Publicity of Timeshare Documents. SPV hereby consents that TFC may issue and disseminate to the public information describing the credit accommodation entered into pursuant to this Loan Agreement, consisting of the name and address of SPV, the Loan's amount, and the Collateral therefor.

         12.16 Directly or Indirectly. Where any provision in this Loan Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provisions shall be applicable, whether such action is taken directly or indirectly by such Person.

         12.17 Headings. Section headings have been inserted in this Loan Agreement as a matter of convenience of reference only; such section headings are not a part of this Loan Agreement and shall not be used in the interpretation of this Loan Agreement.

         12.18 Gender. Words of any gender in this Loan Agreement shall include each other gender where appropriate.

         12.19 No Duty. All attorneys, accountants, appraisers, consultants, custodians and other professionals retained by TFC shall have the right to act exclusively in the interest of TFC and shall have no duty of disclosure, duty of loyalty, duty of care or other duty or obligation of any type or nature whatsoever to SPV, Developer or any other Person.

         12.20 Reimbursement for Taxes Expenses. SPV will promptly, upon written demand of TFC, reimburse TFC and the other Secured Parties for any taxes assessed against TFC by any state or any subdivision thereof (with the exception of income taxes payable by such Person in a jurisdiction where it has an office) which is on account of or measured by the interest income received by TFC under the Pledged Receivables and Timeshare Mortgages assigned to TFC pursuant to the Loan or such Secured Party or in any way imposed upon such Person in connection with the transactions contemplated under the Loan Documents, including, without limitation, any and all real and personal property taxes and assessments, documentary stamp and intangible taxes, sales taxes, recording fees, title insurance premiums and other title charges, document copying, transmittal and binding costs, appraisal fees, lien and judgment search costs, fees of architects, engineers, environmental consultants, surveyors and any special consultants, construction inspection fees, brokers fees, escrow fees, wire transfer fees, and all travel and out-of-pocket expenses of TFC and the other Secured Parties to conduct inspections or audits. Without limiting any of the foregoing, SPV shall pay the costs of UCC and other searches, UCC and other Loan Document recording and filing fees and applicable taxes and premiums on each mortgagee policy of title insurance delivered to TFC and the other Secured Parties pursuant to the Loan Agreement.

         12.21    Submissions.

         (a) All documents, agreements, reports, surveys, appraisals, insurance policies, references, financial information and other submissions required to be furnished by SPV to TFC hereunder or pursuant to any of the other Loan Documents (collectively "Submissions") shall be in form and content satisfactory to TFC, in its sole discretion, and prepared at SPV's expense.

         (b) TFC shall have the prior right of approval of any Person responsible for preparing a Submission (a "Preparer") and may reject any Submission if TFC, in its sole discretion, believes that the experience, skill or reputation of the applicable Preparer is unsatisfactory in any respect whatsoever.

         (c) SPV will use its best efforts to provide that all reports and appraisals required to be furnished by SPV to TFC hereunder or pursuant to any of the other Loan documents shall specifically be addressed to TFC and include the following statement:

         THE UNDERSIGNED ACKNOWLEDGES THAT TEXTRON FINANCIAL CORPORATION IS RELYING ON THE WITHIN INFORMATION IN CONNECTION WITH ITS LOAN TO SPV ON THE SUBJECT RESORT.

         12.22 Investigations and Inquiries. SPV hereby authorizes TFC to conduct all such investigations and inquiries as to the credit and/or operations of SPV, Developer, any Affiliate of SPV, each Subject Person, each Resort and the Collateral as shall be necessary or desirable, in TFC's sole discretion, in connection with its monitoring of the Loan. SPV hereby agrees to cause any creditor of Developer to provide TFC with credit information and references relating to the Developer upon TFC's request and, by the above authorization, individuals of whom TFC may make any such inquiry are empowered to cooperate with and supply all requested information and documentation to TFC.

         12.23 Sale of Interests in Loan. SPV acknowledges that TFC may seek to sell interests in the Loan, pursuant to the Securitization Facility Documents or otherwise, to one or more other Persons, and SPV agrees to cooperate fully with TFC in facilitating such process and hereby consents to any dissemination of information and the providing of documentation in connection therewith.

         12.24 Expansion of Program. SPV acknowledges that TFC may invite other timeshare developers ("Other Developers") to participate in the Program. TFC agrees that it will not allow an Other Developer to participate in the Program unless, immediately prior to such Other Developer's inclusion in the Program, TFC shall have made a good faith determination that at such time (x) such Other Developer satisfies eligibility criteria comparable in all material respects to the definition of Eligible Developer, and (y) any resorts of such Other Developer to be included in the Program satisfy eligibility criteria comparable in all material respects to the definition of Eligible Resort. SPV agrees that (i) an error by TFC in such good faith determination, whether or not based on misrepresentation or breach of contract by such Other Developer or otherwise, shall not be a breach of this Section, (ii) a change in circumstances following such determination that causes such Other Developer or resorts to cease to satisfy such eligibility requirements shall not be a breach of this Section, (iii) SPV's sole remedy for breach of this Section shall be a breach of contract claim against TFC, and no other Secured Party shall have any liability with respect to such breach, (iv) any amount owed in connection with such breach shall not be offset against the Obligations or the Parallel Claims, and (v) no such breach shall in any way change or delay the allocations or other determinations provided for in Section 2.4.

         IN WITNESS WHEREOF, SPV and TFC have caused this Loan Agreement to be duly executed and delivered effective as of the date first above written.

                                       BORROWER:

                                       SILVERLEAF FINANCE II, INC.

                                       By:  /S/ HARRY J. WHITE, JR.
                                          -----------------------------
                                       Name: Harry J. White, Jr.
                                       Its:  CFO

                                       LENDER:

                                       TEXTRON FINANCIAL CORPORATION

                                       By:  /S/ DAVID F. BREDE
                                          ----------------------------
                                       Name: David F. Brede
                                       Its:  Senior Vice President

List of Exhibits and Schedules to Agreement:

Exhibit A         List Of Applicable Cross Easement Agreements
Exhibit B         List Of Applicable Underlying Declarations
Exhibit C         Assignment Of Pledged Receivables And Timeshare Mortgages
Exhibit D         Lockbox And Collection Accounts
Exhibit E         Permitted Liens
Exhibit F         Legal Description Of Resorts
Exhibit G         Timeshare Documents
Exhibit H         Pending Litigation
Exhibit I         Developer And Tfc Credit Policies
Exhibit J         Affiliated Parties
Exhibit K         Operating Contracts
Exhibit L         Form Of Legal Opinion
Exhibit M         Deferred Compensation Plan
Exhibit N         List Of Collateral Documents Required For Each
                  Pledged Receivable
Exhibit O         List Of Subordinated Loans
Exhibit P         Form Of Bailee Agreement
Exhibit Q         Reserve Plan

                                  S-1                Loan and Security Agreement
                                                                    (Silverleaf)